UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

GATOS SILVER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39649	27-2654848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

925 W Georgia Street, Suite 910 Vancouver, British Columbia, Canada	V6C 3L2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 424-0984

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	NYSE Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

On September 5, 2024, Gatos Silver, Inc., a Delaware corporation (“Gatos”), and First Majestic Silver Corp., a British Columbia company (“First Majestic”), issued a joint press release announcing the entry into an Agreement and Plan of Merger, dated September 5, 2024 (the “Merger Agreement”), pursuant to which First Majestic will, upon the terms and subject to the conditions set forth in the Merger Agreement, merge with Gatos in a stock-for-stock transaction (the “Transaction”), with Gatos surviving the merger as a wholly owned subsidiary of First Majestic.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On September 5, 2024, Gatos and First Majestic provided supplemental information regarding the Transaction in a presentation to analysts and investors.  A copy of the investor presentation and a transcript of the presentation are attached as Exhibits 99.2 and 99.3 hereto and are incorporated by reference herein.

Important Information for Investors and Stockholders about the Transaction and Where to Find It

None of this current report on Form 8-K, nor the exhibits hereto, is intended to and constitutes an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities of First Majestic or Gatos or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities of First Majestic or Gatos in any jurisdiction in contravention of applicable law. This current report on Form 8-K may be deemed to be soliciting material relating to the Transaction.

In connection with the Transaction between First Majestic and Gatos pursuant to the Merger Agreement and subject to future developments, First Majestic will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 that is expected to include a Proxy Statement of Gatos that will also constitute a Prospectus of First Majestic (the “Proxy Statement/Prospectus”) and other documents. First Majestic will also file a management proxy circular in connection with the transaction with applicable Canadian securities regulatory authorities.  This current report on Form 8-K is not a substitute for any registration statement, proxy statement, prospectus or other document First Majestic or Gatos may file with the SEC or Canadian securities regulatory authorities in connection with the pending Transaction. Gatos plans to mail to its shareholders the definitive Proxy Statement/Prospectus in connection with the transaction and First Majestic will deliver its management proxy circular to First Majestic shareholders. INVESTORS AND SECURITY HOLDERS OF GATOS AND FIRST MAJESTIC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND MANAGEMENT PROXY CIRCULAR, RESPECTIVELY, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORY AUTHORITIES CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST MAJESTIC, GATOS, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus (when available), the filings with the SEC that will be incorporated by reference into the Proxy Statement/Prospectus and other documents filed with the SEC by First Majestic and Gatos containing important information about First Majestic or Gatos and the Transaction through the website maintained by the SEC at www.sec.gov. Investors will also be able to obtain free copies of the management proxy circular and other documents filed with Canadian securities regulatory authorities by First Majestic, through the website maintained by the Canadian Securities Administrators at www.sedarplus.com. In addition, investors and security holders will be able to obtain free copies of the documents filed by First Majestic with the SEC and Canadian securities regulatory authorities on First Majestic’s website at www.firstmajestic.com or by contacting First Majestic’s investor relations team. Copies of the documents filed with the SEC by Gatos will be available free of charge on Gatos’ website or by contacting Gatos’ investor relations team.

Participants in the Merger Solicitation

First Majestic, Gatos and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed Transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of First Majestic and the stockholders of Gatos in connection with the Transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus described above and other relevant documents when it is filed with the SEC and Canadian securities regulatory authorities in connection with the Transaction. Additional information regarding First Majestic’s directors and executive officers is also included in First Majestic’s Notice of Annual Meeting of Shareholders and 2024 Proxy Statement, which was filed with the SEC and Canadian securities regulatory authorities on April 15, 2024, and information regarding Gatos’ directors and executive officers is also included in Gatos’ Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 20, 2024, as amended by Amendment No. 1 to such annual report filed with the SEC on May 6, 2024 and Gatos’ 2024 Proxy Statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2024. These documents are available free of charge as described above.

Cautionary Note Regarding Forward Looking Statements

This current report on Form 8-K and the exhibits hereto contain “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward‐looking information” under applicable Canadian securities laws (collectively, “forward‐looking statements”). These statements relate to future events or the future performance, business prospects or opportunities of First Majestic and/or Gatos that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management of First Majestic and/or Gatos made in good faith in light of management’s experience and perception of historical trends, current conditions and expected future developments. Forward‐looking statements in this current report on Form 8-K and the exhibits hereto include, but are not limited to, statements with respect to: closing of the Transaction and the terms and timing related thereto; the anticipated benefits of the Transaction to First Majestic, Gatos and their respective shareholders including increased shareholder value; the timing and receipt of required shareholder, stock exchange and regulatory approvals; satisfaction of the conditions to completion of the Transaction; the anticipated timing of mailing proxy statements and circulars regarding the Transaction; liquidity, enhanced value and capital markets profile of First Majestic; annual free cash flow and revenue estimates; future growth potential for First Majestic, Gatos and their respective businesses; life of mine estimates; estimates regarding the future price of silver and other metals, asset quality and geographic spread, the estimation of mineral reserves and resources, the realization of mineral reserve estimates, and the timing and amount of estimated future production, recovery rates, costs of production and all-in sustaining costs, capital expenditures, the costs and timing of the development of new deposits and exploration programs and expected listing of shares on the New York Stock Exchange and the Toronto Stock Exchange. Assumptions may prove to be incorrect and actual results may differ materially from those anticipated. Consequently, guidance cannot be guaranteed. As such, investors are cautioned not to place undue reliance upon guidance and forward‐looking statements as there can be no assurance that the plans, assumptions or expectations upon which they are placed will occur. All statements other than statements of historical fact may be forward‐looking statements. Statements concerning proven and probable mineral reserves and mineral resource estimates may also be deemed to constitute forward‐looking statements to the extent that they involve estimates of the mineralization that will be encountered as and if the property is developed, and in the case of measured and indicated mineral resources or proven and probable mineral reserves, such statements reflect the conclusion based on certain assumptions that the mineral deposit can be economically exploited. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives or future events or performance (often, but not always, using words or phrases such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “forecast”, “potential”, “target”, “intend”, “could”, “might”, “should”, “believe” and similar expressions) are not statements of historical fact and may be “forward‐looking statements”.

Actual results may vary from forward‐looking statements. Forward‐looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to materially differ from those expressed or implied by such forward‐looking statements, including but not limited to: satisfaction or waiver of all applicable closing conditions for the Transaction on a timely basis or at all including, without limitation, receipt of all necessary shareholder, stock exchange and regulatory approvals or consents and lack of material changes with respect to First Majestic and Gatos and their respective businesses, all as more particularly set forth in the Merger Agreement and the timing of the closing of the Transaction and the failure of the Transaction to close for any reason; the outcome of any legal proceedings that may be instituted against First Majestic or Gatos and others related to the Transaction; unanticipated difficulties or expenditures relating to the Transaction; risks relating to the value of the consideration to be issued in connection with the Transaction; the diversion of management time on pending Transaction-related issues; the synergies expected from the Transaction not being realized; business integration risks; fluctuations in security markets; the duration and effects of the COVID‐19, and any other pandemics on operations and workforce, and the effects on global economies and society; general economic conditions including inflation risks; actual results of exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; commodity prices; variations in ore reserves, grade or recovery rates; availability of sufficient water for operating purposes; actual performance of plant, equipment or processes relative to specifications and expectations; accidents; labor relations; relations with local communities; changes in national or local governments; changes in applicable legislation or application thereof; delays in obtaining approvals or financing or in the completion of development or construction activities; exchange rate fluctuations; requirements for additional capital; government regulation; environmental risks; reclamation expenses; outcomes of pending litigation; limitations on insurance coverage, changes in national and local government, legislation, taxation, controls, regulations and political or economic developments; operating or technical difficulties in connection with mining or development activities; risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins and flooding); risks relating to the credit worthiness or financial condition of suppliers, refiners and other parties with whom First Majestic or Gatos does business; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on mining, including those currently enacted in Mexico; employee relations; relationships with and claims by local communities and indigenous populations; availability and increasing costs associated with mining inputs and labor; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses, permits and approvals from government authorities; diminishing quantities or grades of mineral reserves as properties are mined; First Majestic’s and Gatos’ title to properties, changes in climate conditions and extreme weather events, as well as those factors discussed in (a) the section entitled “Description of the Business ‐ Risk Factors” in First Majestic’s most recently filed AIF, available under its profile on SEDAR+ at www.sedarplus.ca, and as an exhibit to its most recently filed Form 40‐F available on EDGAR at www.sec.gov/edgar or on First Majestic’s website and (b) the Gatos’ Annual Report on Form 10-K for the year ended December 31, 2023, available on EDGAR at www.sec.gov/edgar or on Gatos’ website. First Majestic is not affirming or adopting any statements or reports attributed to Gatos (including prior mineral reserve and resource declaration) in this current report on Form 8-K or made by Gatos outside of this current report on Form 8-K and the exhibits hereto. Gatos is not affirming or adopting any statements or reports attributed to First Majestic (including prior mineral reserve and resource declaration) in this current report on Form 8-K or made by First Majestic outside of this current report on Form 8-K. In addition, the failure of a party to comply with the terms of the Merger Agreement may result in that party being required to pay a fee to the other party, the result of which could have a material adverse effect on the paying party’s financial position and results of operations and its ability to fund growth prospects and current operations.  Although First Majestic and Gatos have attempted to identify important factors that could cause actual results to differ materially from those contained in forward‐looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.

First Majestic and Gatos believe that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included herein should not be unduly relied upon. These statements speak only as of the date hereof. First Majestic and Gatos do not intend, and do not assume any obligation, to update these forward-looking statements or forward-looking information, except as required by applicable laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 5, 2024
99.2	Investor Presentation, dated September 5, 2024
99.3	Transcript of Investor Presentation, held on September 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: September 5, 2024	By:	/s/ Dale Andres
Dale Andres
Chief Executive Officer

Exhibit 99.1

NEWS RELEASE

September 5, 2024

First Majestic Announces Agreement to Acquire Gatos Silver

Vancouver, BC, Canada - First Majestic Silver Corp. (NYSE:AG) (TSX:AG) (FSE:FMV) (“First Majestic”) and Gatos Silver, Inc. (“Gatos”) (NYSE:GATO) (TSX:GATO) are pleased to announce they have entered into a definitive merger agreement (the “Definitive Agreement”) pursuant to which First Majestic will acquire all of the issued and outstanding common shares of Gatos (the “Transaction”). Gatos is a silver dominant producer with a 70% interest in the Los Gatos Joint Venture, which owns the producing Cerro Los Gatos underground silver mine in Chihuahua, Mexico.

Under the terms of the Definitive Agreement, Gatos shareholders will receive 2.550 common shares of First Majestic for each common share of Gatos held. The consideration implies a total offer value of US$13.49 per common share of Gatos based on the closing price of First Majestic’s common shares on the New York Stock Exchange (the “NYSE”) on September 4, 2024, and represents a 16% premium based on each company’s closing prices and 20-day volume weighted average prices (“VWAP”) on the NYSE ending September 4, 2024. The proposed Transaction implies a total equity value for Gatos of approximately US$970 million. Following completion of the Transaction, existing Gatos shareholders will own approximately 38% of First Majestic shares on a fully-diluted basis.

TRANSACTION HIGHLIGHTS

▪
Consolidates three world-class, producing silver mining districts in Mexico under one banner: Cerro Los Gatos, San Dimas and Santa Elena collectively provide the foundation of a diversified, intermediate primary silver producer

▪
Enhances production profile with strong margins: Combined annual production of 30-32 million ounces of silver-equivalent, including 15-16 million ounces of silver at all-in sustaining costs of US$18.00-US$20.00 per silver-equivalent ounce[1]

▪	Bolsters free cash flow generation: Gatos expected to immediately contribute annual free cash flow of approximately US$70 million to the combined entity[2]

▪
Leverages a highly experienced combined team with a strong track record of value creation in Mexico: Over 20 years of experience operating in Mexico, with an emphasis on socially responsible mining, community engagement and value creation

1 Based on First Majestic and Gatos 2024 production guidance, adjusted for First Majestic metal price assumptions and shown on an attributable basis
2 Based on analyst consensus estimates for 2024

▪	Maintains peer-leading exposure to silver: Over 50% of pro forma revenue derived from silver compared to an average of ~30% for intermediate silver producing peers

▪
Creates a 350,000 hectare highly prospective land package which has yielded a history of exploration success and economic discoveries: Cerro Los Gatos contributes approximately 103,000 hectares of unencumbered land with significant new discovery potential to an existing package of approximately 245,000 hectares across San Dimas, Santa Elena, and other First Majestic properties, which has yielded a history of exploration success and economic discoveries

▪
Results in a larger company with a strengthened balance sheet, leading trading liquidity and improved capital markets profile: Pro forma market capitalization approaching US$3 billion, average daily trading liquidity of approximately US$49 million[3], and well-positioned to deliver increased shareholder value

▪
Realizes meaningful synergies: Corporate cost savings, supply chain and procurement efficiencies, cross-pollination of expertise, and acceleration and optimization of internal projects and exploration programs all expected to deliver meaningful value creation for all shareholders

Keith Neumeyer, President & Chief Executive Officer of First Majestic, commented, “The acquisition of Gatos Silver is a highly compelling and transformative transaction that meaningfully enhances First Majestic’s operating platform through the addition of 70% of Cerro Los Gatos - a high quality, long-life, unencumbered, free cash flow generating asset in the mining-friendly state of Chihuahua, Mexico. Mexico is a country that First Majestic has operated in for over 20 years, and we are extremely excited to deploy our operating expertise within these mining districts to deliver operational synergies and exploration success for our shareholders. We look forward to working with the operating team at Cerro Los Gatos and with our new joint venture partner Dowa Metals & Mining Co., Ltd. (“Dowa”) ,and we are pleased to welcome all Gatos shareholders as they transition into being shareholders of First Majestic going forward.”

Dale Andres, Chief Executive Officer of Gatos, commented, “We are pleased to enter into this transaction with First Majestic, as it provides our shareholders an attractive immediate premium and the opportunity to retain exposure to the high quality, long-life Cerro Los Gatos asset, now within a well-established intermediate primary silver producer. This transaction also provides our shareholders with the benefits of First Majestic’s enhanced capital markets presence, liquidity and balance sheet, while combining its local Mexican expertise and history of operations with our history of successful performance. I want to thank the Cerro Los Gatos operating team for its dedication. I am confident that the combination of our strong operating teams will create an opportunity to generate significant value for all shareholders.”

BENEFITS TO FIRST MAJESTIC SHAREHOLDERS

▪	Adds a third cornerstone, long-life, low-cost, producing underground mine with exploration potential to the First Majestic portfolio

▪	Bolsters anticipated annual attributable production by approximately 6 million ounces of silver and 9 million ounces of silver-equivalent based on Gatos’ 2024 production guidance

▪	Cerro Los Gatos generates significant free cash flow and enhances portfolio diversification

3 Based on each company’s average daily value traded over the last twelve months

▪	Accretive on all key metrics including NAV, cash flow, production, and Mineral Reserves to First Majestic shareholders

▪
Adds concessions covering approximately 103,000 hectares of unencumbered (no material royalties or streams) land at Cerro Los Gatos, with significant exploration potential and supported by a large base of Mineral Reserves and Resources

▪	Builds upon First Majestic’s strengths in Mexico and underground mining expertise

▪	Enhances scale and capital markets presence, and solidifies position as an intermediate primary silver producer

BENEFITS TO GATOS SHAREHOLDERS

▪	Attractive immediate premium of 16% on a spot and 20-day VWAP basis

▪	Meaningful equity participation in an intermediate primary silver producer with a highly diversified portfolio, including three world-class, mining districts

▪	Unique opportunity to gain production diversification while combining Cerro Los Gatos with complementary, high-quality assets

▪	Combination provides enhanced capital markets presence and trading liquidity

▪	Superior financial strength and flexibility to support advancement of continued margin improvement, growth projects and exploration programs

▪	Combined land package of approximately 350,000 hectares with significant exploration potential

▪	Ability to leverage First Majestic’s long-term good standing with local governments, unions and community

TRANSACTION SUMMARY

The Transaction will be effected by way of a reverse triangular merger under Delaware law, whereby a wholly-owned Delaware subsidiary of First Majestic will merge with and into Gatos, with Gatos surviving the merger as a direct, wholly-owned subsidiary of First Majestic. Under the terms of the Definitive Agreement, Gatos’ shareholders will receive 2.550 common shares of First Majestic for each common share of Gatos held as of the effective date of the Transaction. At closing, First Majestic will issue an aggregate of approximately 177 million common shares to Gatos shareholders, and following completion of the Transaction, existing Gatos shareholders will own approximately 38% of the issued and outstanding common shares of First Majestic on a fully-diluted basis.

The Transaction is expected to close in early 2025, subject to the satisfaction of customary closing conditions, including approvals of the shareholders of First Majestic and Gatos, clearance under Mexican anti-trust laws, and approval of the listing of the First Majestic common shares to be issued under the Transaction on both the Toronto Stock Exchange and the NYSE. The Definitive Agreement and the Transaction have been unanimously approved by the board of directors of each of First Majestic and Gatos, and in the case of Gatos, on the unanimous recommendation of a special committee of independent directors of Gatos.

All directors and certain executive officers of Gatos, as well as the Electrum Group, which owns approximately 32% of the issued and outstanding common shares of Gatos, have entered into voting support agreements with First Majestic pursuant to which they have agreed, subject to the terms of such agreements, to vote their Gatos shares in favour of the Transaction.

ADVISORS AND COUNSEL

National Bank Financial acted as exclusive financial advisor to First Majestic. TD Securities provided a fairness opinion to the board of directors of First Majestic. Bennett Jones LLP and Dorsey & Whitney LLP acted as legal advisors to First Majestic.

BofA Securities acted as exclusive financial advisor to Gatos. GenCap Mining Advisory Ltd. provided a fairness opinion to the Special Committee of the Gatos board of directors. White & Case LLP and McCarthy Tetrault LLP acted as legal advisors to Gatos.

CONFERENCE CALL DETAILS

First Majestic and Gatos will host a joint conference call and webcast on Thursday, September 5, 2024, at 8:00 a.m. (PT) / 11:00 a.m. (ET) to discuss the Transaction.

To participate in the conference call, please use the following dial-in numbers:

Canada & USA Toll-Free:	+1-844-763-8274
Outside of Canada & USA:	+1-647-484-8814
Toll-Free Germany:	+49-69-1741-5718
Toll-Free UK:	+44-20-3795-9972

Participants should dial-in at least 10 minutes prior to the start of the call to ensure placement into the conference on time.

A live webcast of the call will be accessible through the “September 5, 2024 Webcast Link” on the First Majestic home page at www.firstmajestic.com and on Gatos’ website at www.gatossilver.com. A webcast archive will be available approximately one hour after the end of the event and will be accessible for three months through the same link as the live event.

A recording of the conference call will be available for telephone replay approximately one hour after the end of the event by calling:

USA Toll-Free:	+1-877-344-7529
Canada Toll-Free:	+1-855-669-9658
Outside of Canada & USA:	+1-412-317-0088
Access Code:	4670537#

The telephone audio replay will be available for seven days following the end of the event.

ABOUT FIRST MAJESTIC

First Majestic is a publicly traded mining company focused on silver and gold production in Mexico and the United States. First Majestic presently owns and operates the San Dimas Silver/Gold Mine, the Santa Elena Silver/Gold Mine, and the La Encantada Silver Mine, all located in Mexico, as well as a portfolio of development and exploration assets, including the Jerritt Canyon Gold project located in northeastern Nevada, U.S.A.

First Majestic is proud to own and operate its own minting facility, First Mint, LLC, and to offer a portion of its silver production for sale to the public. Bars, ingots, coins and medallions are available for purchase online at www.firstmint.com, at some of the lowest premiums available.

Investors and Media Contact:
Darrell Rae
Investor Relations
info@firstmajestic.com
(604) 688 3033

ABOUT GATOS

Gatos is a silver dominant exploration, development and production company that discovered a new silver and zinc-rich mineral district in southern Chihuahua State, Mexico. As a 70% owner of the Los Gatos Joint Venture (the “LGJV”), the Company is primarily focused on operating the Cerro Los Gatos mine and on growth and development of the Los Gatos district. The LGJV consists of approximately 103,000 hectares of mineral rights, representing a highly prospective and under-explored district with numerous silver-zinc-lead epithermal mineralized zones identified as priority targets.

Investors and Media Contact:
André van Niekerk
Chief Financial Officer
investors@gatossilver.com
(604) 424 0984

Important Information for Investors and Shareholders about the Transaction and Where to Find It

This news release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities of First Majestic or Gatos or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities of First Majestic or Gatos in any jurisdiction in contravention of applicable law. This news release may be deemed to be soliciting material relating to the Transaction.

In connection with the proposed transaction between First Majestic and Gatos pursuant to the Definitive Agreement and subject to future developments, First Majestic will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 that is expected to include a Proxy Statement of Gatos that will also constitute a Prospectus of First Majestic (the “Proxy Statement/Prospectus”) and other documents. First Majestic will also file a management proxy circular in connection with the transaction with applicable Canadian securities regulatory authorities. This news release is not a substitute for any registration statement, proxy statement, prospectus or other document First Majestic or Gatos may file with the SEC or Canadian securities regulatory authorities in connection with the pending Transaction. Gatos plans to mail to the Gatos stockholders the definitive Proxy Statement/Prospectus in connection with the transaction and First Majestic will deliver its proxy circular to First Majestic shareholders. INVESTORS AND SECURITY HOLDERS OF GATOS AND FIRST MAJESTIC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND MANAGEMENT PROXY CIRCULAR, RESPECTIVELY, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORY AUTHORITIES CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST MAJESTIC, GATOS, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus (when available), the filings with the SEC that will be incorporated by reference into the Proxy Statement/Prospectus and other documents filed with the SEC by First Majestic and Gatos containing important information about First Majestic or Gatos and the Transaction through the website maintained by the SEC at www.sec.gov. Investors will also be able to obtain free copies of the management proxy circular and other documents filed with Canadian securities regulatory authorities by First Majestic, through the website maintained by the Canadian Securities Administrators at www.sedarplus.com. In addition, investors and security holders will be able to obtain free copies of the documents filed by First Majestic with the SEC and Canadian securities regulatory authorities on First Majestic’s website at www.firstmajestic.com or by contacting First Majestic’s investor relations team. Copies of the documents filed with the SEC by Gatos will be available free of charge on Gatos’s website or by contacting Gatos’ investor relations team.

Participants in the Merger Solicitation

First Majestic, Gatos and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed Transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of First Majestic and the stockholders of Gatos in connection with the Transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus described above and other relevant documents when it is filed with the SEC and Canadian securities regulatory authorities in connection with the Transaction. Additional information regarding First Majestic’s directors and executive officers is also included in First Majestic’s Notice of Annual Meeting of Shareholders and 2024 Proxy Statement, which was filed with the SEC and Canadian securities regulatory authorities on April 15, 2024, and information regarding Gatos’s directors and executive officers is also included in Gatos’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 20, 2024, as amended by Amendment No. 1 to such annual report filed with the SEC on May 6, 2024 and Gatos’ 2024 Proxy Statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2024. These documents are available free of charge as described above.

Non-GAAP Financial Measures

This news release includes reference to certain financial measures which are not standardized measures under the parties’ respective financial reporting frameworks. These measures include all-in sustaining costs (or “AISC”) per payable silver equivalent ounce and free cash flow. The parties believe that these measures, together with measures determined in accordance with GAAP or IFRS, provide investors with an improved ability to evaluate the underlying performance of First Majestic. These measures are widely used in the mining industry as a benchmark for performance but do not have any standardized meaning prescribed under IFRS, and therefore they may not be comparable to similar measures disclosed by other companies. The data is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. For a complete description of how First Majestic calculates such measures and a reconciliation of certain measures to GAAP terms please see “Non-GAAP Measures” in First Majestic’s most recent management discussion and analysis filed on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov/edgar.

For a complete description of how Gatos calculates such measures and a reconciliation of certain measures to GAAP terms, please see “Non-GAAP Measures” in Gatos’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 20, 2024, as amended by Amendment No. 1 to such annual report filed with the SEC on May 6, 2024 at www.sec.gov/edgar.

Cautionary Note Regarding Forward Looking Statements

This news release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” under applicable Canadian securities laws (collectively, “forward‐looking statements”). These statements relate to future events or the future performance, business prospects or opportunities of First Majestic and/or Gatos that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management of First Majestic and/or Gatos made in good faith in light of management’s experience and perception of historical trends, current conditions and expected future developments. Forward‐looking statements in this news release include, but are not limited to, statements with respect to: closing of the Transaction and the terms and timing related thereto; the anticipated benefits of the Transaction to First Majestic, Gatos and their respective shareholders including increased shareholder value; the timing and receipt of required shareholder, stock exchange and regulatory approvals; satisfaction of the conditions to completion of the Transaction; the anticipated timing of mailing proxy statements and circulars regarding the Transaction; liquidity, enhanced value and capital markets profile of First Majestic; cash flow and revenue estimates; future growth potential for First Majestic, Gatos and their respective businesses; life of mine estimates; estimates regarding the future price of silver and other metals, asset quality and geographic spread, the estimation of mineral reserves and resources, the realization of mineral reserve estimates, and the timing and amount of estimated future production, recovery rates, costs of production and all-in sustaining costs, capital expenditures, the costs and timing of the development of new deposits and exploration programs and expected listing of shares on the New York Stock Exchange and the Toronto Stock Exchange. Assumptions may prove to be incorrect and actual results may differ materially from those anticipated. Consequently, guidance cannot be guaranteed. As such, investors are cautioned not to place undue reliance upon guidance and forward‐looking statements as there can be no assurance that the plans, assumptions or expectations upon which they are placed will occur. All statements other than statements of historical fact may be forward‐looking statements. Statements concerning proven and probable mineral reserves and mineral resource estimates may also be deemed to constitute forward‐looking statements to the extent that they involve estimates of the mineralization that will be encountered as and if the property is developed, and in the case of measured and indicated mineral resources or proven and probable mineral reserves, such statements reflect the conclusion based on certain assumptions that the mineral deposit can be economically exploited. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives or future events or performance (often, but not always, using words or phrases such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “forecast”, “potential”, “target”, “intend”, “could”, “might”, “should”, “believe” and similar expressions) are not statements of historical fact and may be “forward‐looking statements”.

Actual results may vary from forward‐looking statements. Forward‐looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to materially differ from those expressed or implied by such forward‐looking statements, including but not limited to: satisfaction or waiver of all applicable closing conditions for the Transaction on a timely basis or at all including, without limitation, receipt of all necessary shareholder, stock exchange and regulatory approvals or consents and lack of material changes with respect to First Majestic and Gatos and their respective businesses, all as more particularly set forth in the Definitive Agreement and the timing of the closing of the Transaction and the failure of the Transaction to close for any reason; the outcome of any legal proceedings that may be instituted against First Majestic or Gatos and others related to the Transaction; unanticipated difficulties or expenditures relating to the Transaction; risks relating to the value of the consideration to be issued in connection with the Transaction; the diversion of management time on pending Transaction-related issues; the synergies expected from the Transaction not being realized; business integration risks; fluctuations in security markets; the duration and effects of the COVID‐19, and any other pandemics on operations and workforce, and the effects on global economies and society; general economic conditions including inflation risks; actual results of exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; commodity prices; variations in ore reserves, grade or recovery rates; availability of sufficient water for operating purposes; actual performance of plant, equipment or processes relative to specifications and expectations; accidents; labour relations; relations with local communities; changes in national or local governments; changes in applicable legislation or application thereof; delays in obtaining approvals or financing or in the completion of development or construction activities; exchange rate fluctuations; requirements for additional capital; government regulation; environmental risks; reclamation expenses; risks related to international operations; risks related to joint venture operations; outcomes of pending litigation; changes in taxation, controls and political or economic developments; operating or technical difficulties in connection with mining or development activities; risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins and flooding); risks relating to the credit worthiness or financial condition of suppliers, refiners and other parties with whom First Majestic or Gatos does business; limitations on insurance coverage; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on mining, including those currently enacted or pending in Mexico, whether or not currently in force; employee relations; relationships with and claims by local communities and indigenous populations; availability and increasing costs associated with mining inputs and labour; the speculative nature of mineral exploration and development, including the risks of obtaining or maintaining necessary licenses, permits and approvals from government authorities; diminishing quantities or grades of mineral reserves as properties are mined; First Majestic’s and Gatos’ title to properties, changes in climate conditions and extreme weather events, as well as those factors discussed in (a) the section entitled “Description of the Business ‐ Risk Factors” in First Majestic’s most recently filed AIF, available under its profile on SEDAR+ at www.sedarplus.ca, and as an exhibit to its most recently filed Form 40‐F available on EDGAR at www.sec.gov/edgar or on First Majestic’s website and (b) the Gatos’ Annual Report on Form 10-K for the year ended December 31, 2023, available on EDGAR at www.sec.gov/edgar or on Gatos’s website. First Majestic is not affirming or adopting any statements or reports attributed to Gatos (including prior mineral reserve and resource declaration) in this news release or made by Gatos outside of this news release. Gatos is not affirming or adopting any statements or reports attributed to First Majestic (including prior mineral reserve and resource declaration) in this news release or made by First Majestic outside of this news release. In addition, the failure of a party to comply with the terms of the Definitive Agreement may result in that party being required to pay a fee to the other party, the result of which could have a material adverse effect on the paying party’s financial position and results of operations and its ability to fund growth prospects and current operations. Although First Majestic and Gatos have attempted to identify important factors that could cause actual results to differ materially from those contained in forward‐looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.

First Majestic and Gatos believe that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included herein should not be unduly relied upon. These statements speak only as of the date hereof. First Majestic and Gatos do not intend, and do not assume any obligation, to update these forward-looking statements or forward-looking information, except as required by applicable laws.

Exhibit 99.2

 September 2024  Creating the Leading Intermediate PRIMARY Silver Producer

 DISCLAIMER  1  Forward Looking Statements  Certain statements contained herein regarding First Majestic Silver Corp. (“First Majestic” or the “Company”) and Gatos Silver Inc. (“Gatos”) and their respective operations constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” under applicable Canadian securities legislation. These statements relate to future events or the future performance, business prospects or opportunities of First Majestic and/or Gatos that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions made in good faith in light of management’s experience and perception of historical trends, current conditions and expected future developments. Forward-looking statements include, but are not limited to, statements with respect to: closing of the Transaction and the terms and timing related thereto; the anticipated benefits of the Transaction to First Majestic, Gatos and their respective shareholders including increased shareholder value; the timing and receipt of required shareholder, stock exchange and regulatory approvals; satisfaction of the conditions to completion of the Transaction; the anticipated timing of mailing proxy statements and circulars regarding the Transaction; liquidity, enhanced value and capital markets profile of First Majestic; cash flow and revenue estimates; future growth potential for First Majestic, Gatos and their respective businesses; life of mine estimates; the future price of silver and other metals, asset quality and geographic spread; the future price of silver and other metals; the global supply and market for precious metals, revenue, the estimation of mineral reserves and resources; the realization of mineral reserve estimates, and the timing and amount of estimated future production, recovery rates, costs of production and all-in sustaining costs; capital expenditures; costs and timing of the development of new deposits and exploration programs; expected listing of shares on the New York Stock Exchange and the Toronto Stock Exchange; and exploration programs. Assumptions may prove to be incorrect and actual results may differ materially from those anticipated. Consequently, guidance cannot be guaranteed. As such, investors are cautioned not to place undue reliance upon guidance and forward-looking statements as there can be no assurance that the plans, assumptions or expectations upon which they are placed will occur.  Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "plans", “seeks”, “continues”, “projects”, “predicts”, “potential”, “targets”, "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of First Majestic or Gatos to be materially different from those expressed or implied by such forward looking statements, including but not limited to: satisfaction or waiver of all applicable closing conditions for the Transaction on a timely basis or at all, including, without limitation, receipt of all necessary shareholder, stock exchange and regulatory approvals or consents and lack of material changes with respect to First Majestic and Gatos and their respective businesses, all as more particularly set forth in the Definitive Agreement; the timing of the closing of the Transaction and the failure of the Transaction to close for any reason; the outcome of any legal proceedings that may be instituted against First Majestic or Gatos and others related to the Transaction; unanticipated difficulties or expenditures relating to the Transaction; risks relating to the value of the consideration to be issued in connection with the Transaction; the diversion of management’s time on pending Transaction-related issues; the synergies expected from the Transaction not being realized; risks related to the integration of businesses; fluctuations in security markets; the duration and effects of COVID-19, and any other global pandemics on operations and workforce, and the effects on global economies and society; general economic conditions including inflation risks; risks related to international operations; risks related to joint venture operations; actual results of current exploration activities; actual results and costs of current reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; commodity prices; future prices of metals; possible variations in ore reserves, grade or recovery rates; actual performance of plant, equipment or processes relative to specifications and expectations; accidents; labour relations; relations with local communities; and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; changes in national and local government, legislation, taxation, controls, regulations and political or economic developments; government regulation; operating or technical difficulties in connection with mining or development activities; risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins and flooding); exchange rate fluctuations; requirements for additional capital; risks relating to the credit worthiness or financial condition of suppliers, refiners and other parties with whom First Majestic or   Gatos does business; limitations on insurance coverage; inability to obtain adequate insurance to cover risks and hazards; outcomes of pending litigation; and the presence of laws and regulations that may impose restrictions on mining, including those currently enacted or pending in Mexico, whether or not currently in force; employee relations; relationships with and claims by local communities and indigenous populations; availability and increasing costs associated with mining inputs and labour; the speculative nature of mineral exploration and development, including the risks of obtaining and maintaining necessary licenses, permits and approvals from government authorities; diminishing quantities or grades of mineral reserves as properties are mined; First Majestic’s and Gatos’ title to properties, changes in climate conditions and extreme weather events, as well as those factors discussed in (a) the section entitled "Description of the Business - Risk Factors" in First Majestic’s most recently filed Annual Information Form for the year ended December 31, 2023, available under its profile on www.sedarplus.ca, and as an exhibit to its most recently filed Form 40-F on file with the United States Securities and Exchange Commission in Washington, D.C., available on EDGAR at www.sec.gov/edgar or on First Majestic’s website and (b) the Gatos’ Annual Report on Form 10-K for the year ended December 31, 2023, available on EDGAR at www.sec.gov/edgar or on Gatos’ website. First Majestic is not affirming or adopting any statements or reports attributed to Gatos (including prior mineral reserve and resource declaration) in this presentation or made by Gatos outside of this presentation. Gatos is not affirming or adopting any statements or reports attributed to First Majestic (including prior mineral reserve and resource declaration) in this presentation or made by First Majestic outside of this presentation. Although First Majestic and Gatos have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. First Majestic and Gatos believe that the expectations reflected in these forward-looking statements are reasonable, but there can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. These statements speak only as of the date hereof. First Majestic and Gatos do not undertake to update any forward-looking statements that are incorporated by reference herein, except in accordance with applicable securities laws.  Non-GAAP Financial Measures  This presentation includes reference to certain financial measures which are not standardized measures under the parties’ respective financial reporting frameworks. These measures include all-in sustaining costs (or “AISC”) per payable silver equivalent ounce and free cash flow. The parties believe that these measures, together with measures determined in accordance with GAAP or IFRS, provide investors with an improved ability to evaluate the underlying performance of First Majestic. These measures are widely used in the mining industry as a benchmark for performance but do not have any standardized meaning prescribed under IFRS, and therefore they may not be comparable to similar measures disclosed by other companies. The data is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. For a complete description of how First Majestic calculates such measures and a reconciliation of certain measures to GAAP terms please see “Non-GAAP Measures” in First Majestic’s most recent management discussion and analysis filed on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov/edgar. For a complete description of how Gatos calculates such measures and a reconciliation of certain measures to GAAP terms, please see “Non-GAAP Measures” in Gatos’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 20, 2024, as amended by Amendment No. 1 to such annual report filed with the SEC on May 6, 2024 at www.sec.gov/edgar.

 DISCLAIMER  2  Important Information for Investors and Shareholders about the Transaction and Where to Find It  This presentation is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities of First Majestic or Gatos or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities of First Majestic or Gatos in any jurisdiction in contravention of applicable law. This presentation may be deemed to be soliciting material relating to the transaction.  In connection with the proposed transaction between First Majestic and Gatos pursuant to the Definitive Agreement and subject to future developments, First Majestic will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 that is expected to include a Proxy Statement of Gatos that will also constitute a Prospectus of First Majestic (the “Proxy Statement/Prospectus”) and other documents. First Majestic will also file a management proxy circular in connection with the transaction with applicable Canadian securities regulatory authorities. This presentation is not a substitute for any registration statement, proxy statement, prospectus or other document First Majestic or Gatos may file with the SEC or Canadian securities regulatory authorities in connection with the pending Transaction. Gatos plans to mail to the Gatos stockholders the definitive Proxy Statement/Prospectus in connection with the transaction and First Majestic will deliver its proxy circular to First Majestic shareholders. INVESTORS AND SECURITY HOLDERS OF GATOS AND FIRST MAJESTIC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND MANAGEMENT PROXY CIRCULAR, RESPECTIVELY, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORY AUTHORITIES CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST MAJESTIC, GATOS, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus (when available), the filings with the SEC that will be incorporated by reference into the Proxy Statement/Prospectus and other documents filed with the SEC by First Majestic and Gatos containing important information about First Majestic or Gatos and the Transaction through the website maintained by the SEC at www.sec.gov. Investors will also be able to obtain free copies of the management proxy circular and other documents filed with Canadian securities regulatory authorities by First Majestic, through the website maintained by the Canadian Securities Administrators at www.sedarplus.com. In addition, investors and security holders will be able to obtain free copies of the documents filed by First Majestic with the SEC and Canadian securities regulatory authorities on First Majestic’s website at www.firstmajestic.com or by contacting First Majestic’s investor relations team. Copies of the documents filed with the SEC by Gatos will be available free of charge on Gatos’s website or by contacting Gatos’ investor relations team.  Participants in the Merger Solicitation  First Majestic, Gatos and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of First Majestic and the stockholders of Gatos in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus described above and other relevant documents when it is filed with the SEC and Canadian securities regulatory authorities in connection with the transaction. Additional information regarding First Majestic’s directors and executive officers is also included in First Majestic’s Notice of Annual Meeting of Shareholders and 2024 Proxy Statement, which was filed with the SEC and Canadian securities regulatory authorities on April 15, 2024, and information regarding Gatos’s directors and executive officers is also included in Gatos’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 20, 2024, as amended by Amendment No. 1 to such annual report filed with the SEC on May 6, 2024 and Gatos’ 2024 Proxy Statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2024. These documents are available free of charge as described above.

TRANSACTION HIGHLIGHTS

1 **Consolidates three world-class, producing silver mining districts in Mexico under one banner**
- *Cerro Los Gatos, San Dimas and Santa Elena collectively provide the foundation of a diversified, intermediate primary silver producer*

2 **Enhances production profile with strong margins**
- *Combined annual production of 30-32 Moz AgEq, including 15-16 Moz Ag at all-in sustaining costs of US$18.00-US$20.00/oz AgEq (1)*

3 **Bolsters free cash flow generation**
- *Gatos expected to immediately contribute annual free cash flow of ~US$70M to the combined entity (2)*

4 **Leverages a highly experienced combined team with a strong track record of value creation in Mexico**
- *Over 20 years of experience operating in Mexico, with an emphasis on socially responsible mining, community engagement and value creation*

5 **Maintains peer-leading exposure to silver**
- *Over 50% of pro forma revenue derived from silver compared to an average of ~30% for intermediate silver producing peers (3)*

6 **Creates a 350,000 ha highly prospective land package which has yielded a history of exploration success**
- *Cerro Los Gatos contributes 103,000 ha of unencumbered and underexplored land with significant new discovery potential*

7 **Results in a larger company with a strengthened balance sheet, leading trading liquidity and improved capital markets profile**
- *Pro forma market cap approaching US$3B, average daily trading liquidity of ~US$49M, and well-positioned to deliver increased shareholder value*

8 **Realizes meaningful synergies**
- *Corporate cost savings, supply chain and procurement efficiencies, cross-pollination of expertise, and acceleration/optimization of internal projects and exploration programs all expected to deliver meaningful value creation for all shareholders*

Source: Capital IQ, Corporate disclosure

(1) Based on First Majestic and Gatos 2024 production guidance, adjusted for First Majestic metal price assumptions and shown on an attributable basis. All-in-sustaining costs or "AISC" are non-GAAP measures. For further information regarding such measures please refer to each companies' respective separate public disclosure.

(2) Based on analyst consensus estimates for 2024. Free cash flow is a non-GAAP measure. For further information regarding such measure please refer to each companies' respective separate public disclosure.

(3) Based on mid-point of silver production guidance divided by silver equivalent production guidance.

First Majestic | Gatos Silver
3

 Transaction summary  4  Proposed Transaction  First Majestic to acquire all of the issued and outstanding common shares of Gatos  Consideration  Fixed exchange ratio of 2.550 First Majestic Shares per Gatos Share  Represents an offer price of US$13.49 per Gatos Share, which implies a premium of 16% based on the closing prices of the First Majestic Shares and Gatos Shares on the NYSE on September 4, 2024, a premium of 16% based on each company’s 20-day VWAP ending September 4, 2024  Implies a total equity value for Gatos of approximately US$970M  Ownership  Pro forma ownership of 62% for current First Majestic shareholders and 38% for current Gatos shareholders   The Electrum Group LLC will own approximately 12% of the pro forma entity  Shareholder Support  Agreements  Directors and officers of each of First Majestic and Gatos have agreed to vote their shares in favour of the Proposed Transaction   The Electrum Group LLC has entered into a voting support agreement, representing approximately 32% of Gatos Shares  Deal protection  Customary non-solicitation provisions, subject to “fiduciary out” in the event of a “superior proposal” and “intervening event”  Right to match any Superior Proposal (four business days, reduced to two business days for amended offers)  Termination fees of US$46M payable by First Majestic and US$28M payable by Gatos in certain circumstances  Approvals and Key Conditions  Transaction has been approved by the boards of First Majestic and Gatos  Subject to approval of at least 50%+1 of First Majestic shareholder votes cast and 50%+1 of outstanding Gatos Shares  Receipt of any required regulatory approvals, including clearance from Mexican anti-trust authorities  No material adverse change  Proposed timing  Shareholder meetings expected to be held before the end of 2024  Closing expected in calendar Q1 2025 (Outside Date of April 30, 2025)  Source: Bloomberg, Capital IQ, Corporate disclosure

PRO FORMA CAPITALIZATION

	First Majestic	Gatos Silver	First Majestic + Gatos Silver
EXCHANGES	NYSE / TSX / Frankfurt	NYSE / TSX	NYSE / TSX / Frankfurt
SHARE PRICE (US$)	$5.29	$11.62	$5.29
FD ITM SHARES OUTSTANDING (M)	304	72	488
LTM AVG. DAILY TRADING VALUE (US$M)	$46	$3	$49
CASH (US$M)	$211[(1)]	$114[(3)]	$325
NET CASH (US$M)	$(39)[(2)]	$114[(3)]	$75
AVAILABLE LIQUIDITY (US$M)	$355[(4)]	$164[(4)]	$519
ANNUAL DIVIDEND YIELD (%)	0.35%	--	0.35%

Source: Capital IQ, Corporate disclosure

(1) As at June 30, 2024; First Majestic cash balance of US$152.2M and marketable securities of US$58.4M

(2) As at June 30, 2024; First Majestic cash balance of US$152.2M, marketable securities of US$58.4M and debt of US$250.0M

(3) As at June 30, 2024; Gatos Silver cash balance of US$82.5M and 70% of the Los Gatos Joint Venture's cash balance of US$45.5M and US$nil debt

(4) As at June 30, 2024; First Majestic working cap of US$171.5M, marketable securities of US$58.4M, and US$124.6 of undrawn credit; Gatos consolidated cash balance of US$114.3M and US$50.0M of undrawn credit

5

 Transaction benefits to shareholders  6  Adds a third cornerstone, long-life, low-cost, producing underground mine with exploration potential to the First Majestic portfolio   Bolsters anticipated annual attributable production by approximately 6 Moz Ag and 9 Moz AgEq(1)  Cerro Los Gatos generates significant free cash flow and enhances portfolio diversification   Accretive on all key metrics including NAV, cash flow, production, and Mineral Reserves to First Majestic shareholders  Adds concessions covering approximately 103,000 hectares of unencumbered (no material royalties or streams) land at Cerro Los Gatos, with significant exploration potential and supported by a large base of Mineral Reserves and Resources  Builds upon First Majestic's strengths in Mexico and underground mining expertise  Enhances scale and capital markets presence, and solidifies position as an intermediate primary silver producer  Attractive immediate premium of 16% on a spot and 20-day VWAP basis  Meaningful equity participation in an intermediate primary silver producer with a highly diversified portfolio, including three world-class, mining districts  Unique opportunity to gain production diversification while combining Cerro Los Gatos with complementary, high-quality assets  Combination provides enhanced capital markets presence and trading liquidity   Superior financial strength and flexibility to support advancement of continued margin improvement, growth projects and exploration programs  Combined land package of approximately 350,000 hectares with significant exploration potential   Source: Corporate disclosure  Cerro Los Gatos production estimates based on 2024 guidance  Benefits to First Majestic Shareholders  Benefits to Gatos Shareholders  Ability to leverage First Majestic's long-term good standing with local governments, unions and community

HIGH-QUALITY ASSETS IN THE WORLD'S PREMIER SILVER JURISDICTION

THREE WORLD-CLASS SILVER MINING DISTRICTS WITH A MASSIVE 350,000 HA LAND PACKAGE

Producing Assets
Development Assets

Cerro Los Gatos (70%) Ag Au Zn Pb Cu
Chihuahua, Mexico
2024E Production: 13.5 – 15.0 Moz AgEq[(1)(2)]
2024E AISC: US$14.00 – $16.00 / oz AgEq[(2)]

La Encantada Ag
Coahuila, Mexico
2024E Production: 2.4 – 2.5 Moz AgEq
2024E AISC: US$26.17 – $27.18 / oz AgEq

Santa Elena Ag Au
Sonora, Mexico
2024E Production: 9.2 – 9.6 Moz AgEq
2024E AISC: US$15.25 – $15.64 / oz AgEq

San Dimas Ag Au
Durango, Mexico
2024E Production: 9.8 – 10.4 Moz AgEq
2024E AISC: US$18.69 – $19.45 / oz AgEq

Del Toro Ag
Zacatecas, Mexico
Care & Maintenance

San Martin Ag
Jalisco, Mexico
Care & Maintenance


Durango
Mexico City

Corporate Office
British Columbia, Canada

First Mint Facility
Nevada, USA

Jerritt Canyon Au
Nevada, USA
Care & Maintenance



Source: Corporate disclosure
(1) Cerro Los Gatos production shown on a 100% basis
(2) Cerro Los Gatos production and AISC estimates based on 2024 guidance

7

CLG: A TIER 1 SILVER MINE WITH ROBUST EXPLORATION UPSIDE



- CLG is a sizeable, low-cost producing silver asset with robust exploration and development potential, operating since 2019
  - Key position in an established silver district
- Over 103,000 hectares of mineral rights in Chihuahua State, representing a highly prospective and under-explored district with numerous silver-zinc-lead epithermal mineralized zones
- 70% owned district, with modern, mechanized underground operation
  - Strong JV partner, Japan's Dowa Metals & Mining Co., Ltd (30%)

Asset Key Stats

OWNERSHIP	▪ 70% Gatos | 30% Dowa Metals & Mining
MINE TYPE	▪ Underground
SILVER PURITY	▪ 64%(1)
THROUGHPUT	▪ Ramping up to +3,500 tpd
MINE LIFE	▪ 7 years based on currently defined Reserves with significant opportunities to extend mine life
2024 GUIDANCE PRODUCTION	▪ 13.5 – 15.0 Moz AgEq (8.4 – 9.2 Moz Ag)(2)
2024 GUIDANCE AISC	▪ US$14.00 - $16.00/oz AgEq
PRODUCES	▪ High Ag-bearing Pb and Zn Concentrates

Production Stats (Actual – 100% Basis)

	FULL YEAR 2023	Q1 2024	Q2 2024
AG PRODUCTION (MOZ)	9.2 Moz	2.4 Moz	2.3 Moz
AGEQ PRODUCTION (MOZ)	14.3 Moz	3.7 Moz	3.9 Moz
AISC (US$/OZ)	$15.51	$14.36	$15.26

Source: Corporate disclosure
(1) Calculated as 2023 Ag production as a % of 2023 AgEq production
(2) Shown on a 100% basis

FIRST MAJESTIC GATOS SILVER

8

CLG: LARGE SCALE, LOW-COST AND HIGH-MARGIN

CLG is One of the Largest Primary Silver Mines Globally



2023A AgEq Production (Moz)
2023A Ag Production (Moz)
23.5
12.1
Saucito (Fresnillo)
23.3
16.8
Juanicipio (56% Fresnillo / 44% MAG)
23.0
12.8
Fresnillo (Fresnillo)
21.7
9.7
Greens Creek (Hecla)
19.1
13.3
San Julian (Fresnillo)
14.4
6.6
Palmarejo (Coeur)
14.3
9.2
CLG (70% Gatos / 30% Dowa)
12.8
6.4
San Dimas (First Majestic)
11.9
9.7
Pirquitas (SSR)
10.3
5.7
Las Chispas (SilverCrest)
9.6
1.2
Santa Elena (First Majestic)

CLG is One of the Lowest-Cost Silver Mines Currently in Operation

2023 By-Product AISC[1] (US$/oz Ag)



$25
$20
$15
$10
$5
--
Peer High
Peer Average
$11.33
$8.42
4 Peers[2]
Gatos
Gatos (H1'24)

2023 Co-Product AISC [1] (US$/oz AgEq)



$25
$20
$15
$10
$5
--
Peer High
Peer Average
$15.51
$14.73
3 Peers[3]
Gatos
Gatos (H1'24)

Comparative Advantages of CLG

- High-grade primary silver deposit with substantial by-products
- Deposit geometry and vein width allows for efficient, mechanized mining methods
- Modern, well-capitalized mine, mill and surface facilities
- Proven operating team that continues to optimize the asset and elevate targets
- Attractive AISC versus comparable primary silver operations
- Stable free cash flow generation
- Significant asset upside and district potential

Source: Capital IQ, Corporate disclosure
(1) Peer AISC figures are based on full-year 2023 reporting; peer costs include both silver and gold operations to reflect the cost base of the operating portfolios
(2) Peers reporting on a by-product AISC basis include Hecla, Coeur, MAG and Endeavour Silver
(3) Peers reporting on a co-product AISC basis include First Majestic (pre-transaction), Fresnillo, and SilverCrest

9

CLG: TARGETING SUSTAINED MILL THROUGHPUT RATES OF 3,500 TPD

Successful Debottlenecking Continues to Increase Mill Throughput

(tpd Ore Milled)


+30%
+8%
Original Throughput Design
2,500
2,492
2,466
2,855
2,894
2,916
2,916
3,014
3,210
3,240
3,000-3,300
3,500
Original Design
2021
H1 2022
H2 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
2024 Guidance
Mill Capacity

Margin Enhancement

- Plant regularly achieving ~3,700 tonnes per operating day, supporting near-term target of 3,500 tpd milled
- Copper separation circuit construction decision anticipated in H2 2024
- Evaluating mill recovery optimization and further growth options up to 4,000 tpd

Synergies & Cost Optimization

- Potential cost synergies as maintenance can be done at First Majestic's owned central maintenance facility
- Mobile equipment rebuild program underway
- Improving equipment utilization and productivities
- Transverse longhole stoping efficiencies

Source: Corporate disclosure

10

CLG: IMPROVED EFFICIENCY DRIVING OPERATING COST REDUCTIONS

L3Y Site Unit Costs Are Down ~9%

(US$ per tonne milled)



Mining
Plant
G&A
9% reduction
2021 Avg
2024 Avg
$120
$100
$80
$60
$40
$20
Q1 21
Q2 21
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23
Q4 23
Q1 24
Q2 24

Strong Year-Over-Year AISC Improvement

(US$/oz AgEq)



$19.05
$14.33
$15.51
$14.00
-
$16.00
2021
2022
2023
2024

Continuing to Deliver on Improvement Initiatives

- Underground equipment overhaul program and focus on availability
- Backfill optimization using paste plant since early 2023
- Change in mining method to more longhole stopes
- Energy savings with increased mill throughput rate
- Current focus on mine operational efficiency projects

Cost Reduction Achieved Despite Macro Pressures

- Mexican peso exchange rate strengthened ~17% from Q4 2020 to Q1 2024
- Labor cost increases of ~5.5% / year over the 3-year period

Source: Bank of Mexico, Corporate disclosure

FIRST MAJESTIC
GATOS SILVER
11

 Strong position amongst peers and a leader in silver purity   12  Ag Production (Moz)  Sector leading silver purity  Up-tiers on silver production  Top of peer set on gross margins  Significant FCF generation  AgEq Production (Moz)  Source: Capital IQ, Corporate disclosure  Mid-point of silver production guidance divided by silver equivalent production guidance  Based on latest management guidance  Calculated as Cost of Sales as a % of Revenue from respective peer income statements, before depreciation  Based on analyst consensus  % of Revenue from Silver (2024E)(1)  Silver and Silver-Equivalent Production (2024E)(2)  Gross Margins (H1 2024A)(3)  Free Cash Flow (2025E)(4)

 Significantly Increased scale and leading trading liquidity  13  Source: Capital IQ, Corporate disclosure  PF First Majestic based on PF shares outstanding at share price prior to announcement  Calculated based on trading volume on all exchanges  Market Capitalization (US$B)(1)  Average Daily Trading Value – LTM (US$M)(2)

 Transaction highlights  14  Consolidates three world-class, producing silver mining districts in Mexico under one banner  1  Enhances production profile with strong margins  2  Bolsters free cash flow generation  3  Leverages a highly experienced combined team with a strong track record of value creation in Mexico  4  Maintains peer-leading exposure to silver   5  Creates a 350,000 ha highly prospective land package which has yielded a history of exploration success  6  Results in a larger company with a strengthened balance sheet, leading trading liquidity and improved capital markets profile  7  Realizes meaningful synergies  8

 First Majestic Silver Corp.  1800 - 925 West Georgia Street  Vancouver, British Columbia, Canada   V6C 3L2  Email: info@firstmajestic.com  Tel: 1.604.688.3033  Fax: 1.604.639.8873  North American Toll-Free: 1.866.529.2807  Bullion Sales   Email: customersupport@firstmajestic.com  Email: customersupport@firstmint.com  Gatos Silver, Inc.  910 - 925 West Georgia Street  Vancouver, British Columbia, Canada   V6C 3L2  Email: info@gatossilver.com  Tel: 1.604.424.0984

 Appendix  16

CLG: POTENTIAL FOR MEANINGFUL NEAR-TERM ORGANIC GROWTH

Strong Pipeline of Life Extension, Margin Enhancement and Growth Projects

LOM Plan and R&R Update on Track for Q3 2024

- Mine life extension[(1)] from drilling up until end Q1 2024 data cut-off
- Mid-term target of 3,500 tpd milling rate
- Copper separation circuit decision soon
  - Execution design and cost analysis underway

South-East Deeps Conversion Drilling

- Infill drilling to 50 m spacing, prioritizing higher-grade trends completed in Q1, will drive LOM Plan and R&R
- Drilling continuing with 2 rigs on SE Deeps
  - Objective redirected to extension drilling

Other Value Enhancement Studies Progressing

- Recovery improvement, considering options for Ag, Au and Zn through leach or fines recovery projects
- Further production growth options to 4,000 tpd


Legend
Developed / Mined
2023 Mineral Reserve Outline
2023 Mineral Resources (M)
2023 Mineral Resources (INF)
Drillhole Intercept Q2 2024
Drillhole Intercept Previously Reported
Drillhole Trace
North-West Zone
Central Zone
South-East Zone
South-East Deeps
CLG Deeps – Exploration Target
Exploring to Define a Potential New Search Area
Hole 1
OPEN
OPEN

Select SE Deeps Resource Definition Drill Results (Apr '23 – Jun'24 Program)[(2)]

Drillhole	Drill Width	ETW	Ag	Zn	Pb	Au	Cu
	m	m	g/t	%	%	g/t	%
GA-SE-530	3.9	2.9	550	24.53	13.74	0.46	0.30
GA-SE-534	3.8	3.2	765	3.00	4.17	0.58	1.75
GA-SE-544	3.5	2.9	140	17.11	5.61	0.19	0.47
GA-SE-547	4.0	3.4	243	0.95	1.36	0.21	1.17
GS-SE-559	5.1	4.0	103	16.49	7.01	0.14	0.21
GA-SE-560	4.0	3.3	243	9.74	6.01	0.39	0.28
GA-SE-590	8.9	6.0	338	8.15	4.18	0.29	0.87
GA-SE-600	3.5	2.9	214	19.00	12.23	0.18	0.25

Source: Corporate disclosure
(1) Inferred mineral resources are subject to uncertainty as to their existence and as to their economic and legal feasibility
(2) Select drill results since the 2023 resource database cutoff date of March 31, 2023

First Majestic | Gatos Silver
17

CLG: $18M DRILL PROGRAM FOCUSED ON NEAR-MINE & DISTRICT TARGETS

Vast and underexplored land package



Legend
Alluvium
Epiclastic rocks
Rhyolitic ignimbrite
Rhyodacite
Dacitic tuff
Andesite
Sedimentary rocks
Rhyolitic intrusive
Dacitic porphyry
Dioritic-sienitic intrusive
Fault
Vein
Concessions MPR
Concessions MLS
Third Party Concessions
Zones
20 km
10 km
5 km
Extension NW
Margarita
Diana
Lince
Rieles
Amapola
Esperanza
San Agustin
San Luis
Alma
Santa Ana
El Rodeo
CLG
Portigueño
Cascabel
Sandy
La Esther
Boca de Leon
Los Veranos
0
40
kilometres

Executing on organic growth strategy – Delivering Early Results

CLG Orebody Extensions

SE Deeps Extension

- Recent drilling continues to extend limits of mineralization.
- Priority is to define limits of mineralization, prior to re-initiating conversion drilling.

CLG Deeps

- Framework drilling underway in an unexplored zone, testing potential of faulted mineralization below CLG central and north-west zones.
- Proof of geological concept, would immediately open a 1.0 km x 0.5 km search area.

CLG Greenfield Target Delineation Drilling

Portigueño

- First drill campaign completed, confirming a structurally complex and highly altered corridor of 1.0 km – 1.5 km in strike length, with multiple anomalous assays.
- Detailed data consolidation and model update underway, to define phase 2 drill program.

San Luis

- Exciting early drill results(1), confirming a wide structural zone, hosting veining and breccias with elevated precious and base metal results.
  - 2.0M ETW @ 111g/t Ag and 0.14g/t Au (no significant base metals) – Hole SL-24-01
  - 1.3M ETW @ 88g/t Ag and 0.17g/t Au (no significant base metals) – Hole SL-24-01
  - 3.3m ETW @ 51 g/t Ag, 5.65% Zn, 0.94% Pb, 0.07 g/t Au and 0.14% Cu – Hole SL-24-02, including
    - 1.2m ETW @ 62 g/t Ag, 13.25% Zn, 1.98% Pb, 0.07 g/t Au and 0.18% Cu – Hole SL-24-02

CLG Greenfield Generative Exploration Work

Lince District

- Several drill ready targets have been defined, post generative field mapping / sampling programs.

Los Veranos District

- Recently initiated generative field programs have located multiple structural zones / veins outcropping along the projection of the main basin bounding faults (like CLG system).

Source: Corporate disclosure

(1) Refer to Gatos Silver, Inc. press release dated July 23, 2024, for complete drill intercepts

First Majestic GATOS SILVER

18

 Santa Elena Silver-Gold Mine  19  Ownership  100% First Majestic  Mine type  Underground  Throughput  2,650 tpd  2024 Guidance Production  9.2 – 9.6 Moz AgEq (1.3M – 1.4 Moz Ag + 94 – 99 koz Au)  2024 Guidance AISC  US$15.25 - $15.64/oz AgEq  Produces  100% Doré  Ownership  FULL YEAR 2023  Q1 2024  Q2 2024  ag production (Moz)  1.2 Moz  0.4 Moz  0.4 Moz  AgEq production (Moz)  9.6 Moz  2.3 Moz  2.6 Moz  AISC (us$/oz)  $14.83  $14.70  $15.07  Continued strong metallurgical recoveries due to the operational optimization of the new dual circuit plant  Exploration drilling focused in the search of a new mineralized vein  Upgraded the LNG facility to 24MW (from 12MW) to power the Ermitaño mine and dual-circuit processing plant  Certified ISO 9001 Assay Lab on site, increasing reliability as well as reducing costs and allowing for faster assay turnaround times  Source: Corporate disclosure  Asset Key Stats  Production Stats (Actual)

 San Dimas Silver-Gold Mine  20  Ownership  100% First Majestic  Mine type  Underground  Throughput  2,300 tpd  2024 Guidance Production  9.8 – 10.4 Moz AgEq (5.2 – 5.5 Moz Ag + 56 – 59 koz Au)  2024 Guidance AISC  US$18.69 - $19.45/oz AgEq  Produces  100% Doré  Ownership  FULL YEAR 2023  Q1 2024  Q2 2024  ag production (Moz)  6.4 Moz  1.2 Moz  1.1 Moz  AgEq production (Moz)  12.8 Moz  2.4 Moz  2.1 Moz  AISC (us$/oz)  $16.48  $20.49  $21.78  Over 50% of the power requirements provided by environmentally clean, low-cost hydroelectric power  Focused on improvements in dilution control from long hole stoping and cut and fill in order to increase head grades  2024 exploration budget is the largest since asset acquisition; The focus is on the "West Block“, where several of the district’s most prominent producers are trending in this direction  Source: Corporate disclosure  Asset Key Stats  Production Stats (Actual)

 La Encantada Silver Mine  21  Ownership  100% First Majestic  Mine type  Underground  Throughput  2,715 tpd  2024 Guidance Production  2.4 – 2.5 Moz AgEq  2024 Guidance AISC  US$26.17 - $27.18/oz AgEq  Produces  100% Doré  Ownership  FULL YEAR 2023  Q1 2024  Q2 2024  ag production (Moz)  2.7 Moz  0.5 Moz  0.6 Moz  AgEq production (Moz)  2.7 Moz  0.5 Moz  0.6 Moz  AISC (us$/oz)  $24.28  $31.64  $27.87  Natural gas generators currently supplying 90% of power requirements  Optimizing costs and improving efficiencies  Ramping up throughput at the mill to budgeted rates in H2 2024  Source: Corporate disclosure  Asset Key Stats  Production Stats (Actual)

 Jerritt Canyon Gold Mine  22  Located in Elko County, Nevada, USA  Underground mining operations temporarily suspended in March 2023  Focused on new regional discoveries across the large 30,821- hectare (119 square mile) land package; ~$10M 2024 exploration budget  Current known Measured & Indicated resources of 1.83 Moz Au contained (10.9 Mt @ 5.2 g/t Au) & Inferred resources of 1.91 Moz Au contained (12.4 Mt @ 4.8 g/t Au)  Processing facility contains one of only three roasters in the state of Nevada  Analyzing the optimization of bulk mining and cost-effective mining methods  Continuing modernization of the open-air processing plant to better withstand severe weather conditions  Source: Corporate disclosure

 FIRST MINT FACILITY  23  Located in Nevada, USA  Commenced producing bullion in Q1 2024  Production led by industry veterans with over 20 years of experience working at two of the largest mints in North America  High efficiency production allows the mint to produce over 10% of the Company’s production from our Mexican operations  Eliminating the middleman by vertically integrating the minting process and controlling the supply chain while capitalizing on the strong investment demand for physical silver and above average premiums  State-of-the-art machines require less electricity and release no gas emissions compared to traditional minting processes  Source: Corporate disclosure

GATOS: MINERAL RESERVES – CLG (AS AT JULY 1, 2023)

Category (100% Basis)	Tonnage	Grades					Metal Content				
	Mt	Ag (g/t)	Zn (%)	Pb (%)	Au (g/t)	Cu (%)	Ag (Moz)	Zn (Mlbs)	Pb (Mlbs)	Au (koz)	Cu (Mlbs)
Proven	3.46	317	4.39	2.17	0.31	0.09	35.3	335.0	165.7	34.7	6.9
Probable	4.62	141	4.27	2.23	0.20	0.19	21.0	435.3	226.6	29.3	19.5
Total Proven & Probable	**8.08**	**217**	**4.32**	**2.20**	**0.25**	**0.15**	**56.3**	**770.2**	**392.3**	**64.0**	**26.4**

Category (70% GSI Attributable)	Tonnage	Grades					Metal Content				
	Mt	Ag (g/t)	Zn (%)	Pb (%)	Au (g/t)	Cu (%)	Ag (Moz)	Zn (Mlbs)	Pb (Mlbs)	Au (koz)	Cu (Mlbs)
Proven	2.42	317	4.39	2.17	0.31	0.09	24.7	234.5	116.0	24.3	4.8
Probable	3.23	141	4.27	2.23	0.20	0.19	14.7	304.7	158.6	20.5	13.6
Total Proven & Probable	**5.66**	**217**	**4.32**	**2.20**	**0.25**	**0.15**	**39.4**	**539.2**	**274.6**	**44.8**	**18.4**

Notes:

(1) Mineral Reserves are reported on a 100% and 70% attributable basis and exclude all Mineral Reserve material mined prior to to July 1, 2023.

(2) Specific gravity has been assumed on a dry basis.

(3) Tonnage and contained metal have been rounded to reflect the accuracy of the estimate and numbers may not sum exactly.

(4) Values are inclusive of mining recovery and dilution. Values are determined as of delivery to the mill (point of reference) and therefore not inclusive of milling recoveries.

(5) Mineral Reserves are reported within stope shapes using a variable NSR cut-off basis with an Ag price of US$22/oz, Zn price of US$1.20/lb, Pb price of US$0.90/lb, Au price of US$1,700/oz and Cu price of $3.50/lb. The metallurgical recoveries that are used as inputs to the NSR are 88.4% Ag, 62.3% Zn, 88.3% Pb, 54.3% Au and 58.9% Cu.

(6) The Mineral Reserve is reported on a fully diluted basis defined by mining method, stope geometry and ground conditions.

(7) Contained Metal (CM) is calculated as follows:

- Zn, Pb and Cu, CM (Mlb) = Tonnage (Mt) * Grade (%) / 100 * 2204.6
- Ag and Au, CM (Moz) = Tonnage (Mt) * Grade (g/t) / 31.1035; multiply Au CM (Moz) by 1000 to obtain Au CM (koz)

(8) The SEC definitions for Mineral Reserves in Regulation S-K 1300 were used for Mineral Reserve classification and are consistent with Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definition Standards for Mineral Resources and Mineral Reserves (CIM (2014) definitions).

(9) Under SEC Regulation S-K 1300, a Mineral Reserve is defined as an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.

(10) The Mineral Reserve estimates were prepared under the supervision of Mr. Anthony (Tony) Scott, P.Geo. an employee of a wholly-owned subsidiary of Gatos Silver Inc. who is the Qualified Person for these Mineral Reserve estimates.

Source: Corporate disclosure

24

GATOS: MINERAL RESOURCES – CLG (AS AT JULY 1, 2023)

Category (100% Basis)	Tonnage	Grades					Metal Content				
	Mt	Ag (g/t)	Zn (%)	Pb (%)	Au (g/t)	Cu (%)	Ag (Moz)	Zn (Mlbs)	Pb (Mlbs)	Au (koz)	Cu (Mlbs)
Measured	0.05	141	2.50	1.70	0.40	0.05	0.2	2.9	2.0	0.7	0.1
Indicated	0.34	85	3.71	1.90	0.23	0.15	0.9	28.1	14.4	2.5	1.1
Measured & Indicated (Exclusive)	**0.40**	**93**	**3.55**	**1.88**	**0.25**	**0.14**	**1.2**	**30.9**	**16.4**	**3.2**	**1.2**
Inferred	4.58	100	3.40	2.32	0.21	0.40	14.7	343.6	234.5	30.9	40.1

Category (70% GSI Attributable)	Tonnage	Grades					Metal Content				
	Mt	Ag (g/t)	Zn (%)	Pb (%)	Au (g/t)	Cu (%)	Ag (Moz)	Zn (Mlbs)	Pb (Mlbs)	Au (koz)	Cu (Mlbs)
Measured	0.04	141	2.50	1.70	0.40	0.05	0.2	2.0	1.4	0.5	0.0
Indicated	0.24	85	3.71	1.90	0.23	0.15	0.7	19.6	10.1	1.8	0.8
Measured & Indicated (Exclusive)	**0.28**	**93**	**3.55**	**1.88**	**0.25**	**0.14**	**0.8**	**21.7**	**11.5**	**2.2**	**0.8**
Inferred	3.20	100	3.40	2.32	0.21	0.40	10.3	240.5	164.2	21.6	28.1

Notes:

(1) Mineral Resources are reported on a 100% and 70% attributable basis and are exclusive of Mineral Reserves.

(2) The SEC definitions for Mineral Resources in S-K 1300 were used for Mineral Resource classification which are consistent with Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definition Standards for Mineral Resources and Mineral Reserves (CIM (2014) definitions).

(3) Under SEC Regulation S-K 1300, a Mineral resource is defined as a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevent factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled. Mineral Resources which are not Mineral Reserves do not have demonstrated economic viability. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, marketing, or other relevent issues.

(4) The quantity and grade of reported Inferred Mineral Resources in this estimation are uncertain in nature and there has been insufficient exploration to define these Inferred Mineral Resources as an Indicated or Measured Mineral Resource. It is uncertain if further exploration will result in upgrading Inferred Mineral Resources to an Indicated or Measured Mineral Resource category.

(5) Specific gravity has been assumed on a dry basis.

(6) Tonnage and contained metal have been rounded to reflect the accuracy of the estimate and numbers may not sum exactly.

(7) Mineral Resources exclude all Mineral Resource material mined prior to July 1, 2023.

(8) Mineral Resources are reported within stope shapes using a $81.03/tonne Resource NSR cut-off using an Ag price of $22/oz, Zn price of $1.20/lb, Pb price of $0.90/lb, Au price of $1,700/oz and Cu price of $3.50/lb. The Resource NSR cutoff includes mill recoveries and payable metal factors appropriate to the existing CLG processing circuit augmented with a pyrite leach circuit and copper separation circuit. The processing recoveries for these additional projects is based on existing preliminary metallurgical testwork. The metallurgical recoveries that are used as inputs to the NSR are 93.3% Ag, 62.3% Zn, 82.0% Pb, 60.0% Au and 65.0% Cu.

(9) No dilution was applied to the Mineral Resources which are reported on an insitu basis (point of reference).

(10) Contained Metal (CM) is calculated as follows:

- Zn, Pb and Cu CM (Mlb) = Tonnage (Mt) * Grade (%) / 100 * 2204.6
- Ag and Au, CM (Moz) = Tonnage (Mt) * Grade (g/t) / 31.1035; multiply Au CM (Moz) by 1000 to obtain Au CM (koz)

(11) The Mineral Resource estimates were prepared under the supervision of Anthony (Tony) Scott, P. Geo an employee of a wholly-owned subsidiary of Gatos Silver, Inc. who is the Qualified Person for these Mineral Resource estimates.

Source: Corporate disclosure

25

GATOS: MINERAL RESOURCES – ESTHER (AS AT JULY 1, 2023)

Category (100% Basis)	Tonnage	Grades					Metal Content				
	Mt	Ag (g/t)	Zn (%)	Pb (%)	Au (g/t)	Cu (%)	Ag (Moz)	Zn (Mlbs)	Pb (Mlbs)	Au (koz)	Cu (Mlbs)
Indicated	0.28	122	2.17	4.30	0.14	--	1.1	13.6	26.8	1.2	--
Inferred	1.20	133	1.53	3.69	0.09	--	5.1	40.6	98.0	3.3	--

Category (70% GSI Attributable)	Tonnage	Grades					Metal Content				
	Mt	Ag (g/t)	Zn (%)	Pb (%)	Au (g/t)	Cu (%)	Ag (Moz)	Zn (Mlbs)	Pb (Mlbs)	Au (koz)	Cu (Mlbs)
Indicated	0.20	122	2.17	4.30	0.14	--	0.8	9.5	18.8	0.9	--
Inferred	0.84	133	1.53	3.69	0.09	--	3.6	28.5	68.6	2.3	--

Notes:

(1) Mineral Resources are reported on a 100% and 70% attributable basis.

(2) Under SEC Regulation S-K 1300, a Mineral resource is a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled. Mineral Resources which are not Mineral Reserves do not have demonstrated economic viability. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, marketing, or other relevant issues.

(3) The SEC definitions for Mineral Resources in S-K 1300 were used for Mineral Resource classification which are consistent with Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definition Standards for Mineral Resources and Mineral Reserves (CIM (2014) definitions).

(4) The quantity and grade of reported Inferred Mineral Resources in this estimation are uncertain in nature and there has been insufficient exploration to define these Inferred Mineral Resources as an Indicated or Measured Mineral Resource. It is uncertain if further exploration will result in upgrading Inferred Mineral Resources to an Indicated or Measured Mineral Resource category.

(5) Specific gravity has been assumed on a dry basis.

(6) Tonnage and contained metal have been rounded to reflect the accuracy of the estimate and numbers may not sum exactly.

(7) Mineral Resources are reported within stope shapes using a $52/tonne NSR cut-off with an Ag price of $22/oz, Zn price of $1.20/lb, Pb price of $0.90/lb and Au price of $1,700/oz. The metallurgical recoveries that were used as inputs to the NSR were based on experience with similar mineralized material from CLG. The metallurgical recovery parameters used in the NSR were 87.8% Ag, 65.0% Zn, 87.2% Pb and 56.4% Au. There is a portion of the Esther deposit that is oxidized and metallurgical test work is required to define processing recoveries.

(8) No dilution was applied to the Mineral Resources which are reported on an in situ basis (point of reference).

(9) Contained Metal (CM) is calculated as follows:

- Zn and Pb, CM (Mlb) = Tonnage (Mt) * Grade (%) / 100 * 2204.6
- Ag and Au, CM (Moz) = Tonnage (Mt) * Grade (g/t) / 31.1035 ; multiply Au CM (Moz) by 1000 to obtain Au CM (koz)

(10) The Mineral Resource estimates were prepared under the supervision of Anthony (Tony) Scott, an employee of a wholly-owned subsidiary of Gatos Silver, Inc. who is the Qualified Person for these Mineral Resource estimates.

Source: Corporate disclosure

First Majestic GATOS SILVER
26

 First Majestic: Mineral Reserves – CORE ASSETS  27  Mine  Category  Mineral Type  Tonnage  Grades  Metal Content  Mt  Ag (g/t)  Au (g/t)  Ag (Moz)  Au (koz)  San Dimas  Proven (UG)  Sulphides  2.0  265  3.47  16.8  220.0  Probable (UG)  Sulphides  1.7  254  2.69  13.6  144.0  Proven & Probable (UG)  Sulphides  3.6  260  3.11  30.4  364.0  Santa Elena  Proven Ermitaño (UG)  Sulphides  0.6  78  3.87  1.5  73.0  Proven Santa Elena (UG)  Sulphides  0.2  140  1.54  0.7  8.0  Probable Ermitaño (UG)  Sulphides  2.1  65  2.87  4.4  193.0  Probable Santa Elena (UG)  Sulphides  0.7  167  1.30  3.6  28.0  Probable (Leach Pad)  Oxides  0.3  25  0.39  0.3  4.0  Proven & Probable (UG + Pad)  Oxides + Sulphides  3.8  85  2.48  10.5  307.0  La Encantada  Probable (UG)  Oxides  3.7  130  --  15.3  --  Probable (UG)  Oxides  3.7  130  --  15.3  --  Total  Total Proven  All Mineral Types  2.7  217  3.44  19.0  302.0  Total Probable  All Mineral Types  8.4  137  1.36  37.2  369.0  Total Proven & Probable   All Mineral Types  11.2  157  1.87  56.2  671.0  Source: Corporate disclosure  Note: Refer to Mineral Reserves and Resources endnotes for fulsome disclosure

FIRST MAJESTIC: MINERAL RESOURCES – CORE ASSETS

Mine	Category	Mineral Type	Tonnage	Grades		Metal Content	
			Mt	Ag (g/t)	Au (g/t)	Ag (Moz)	Au (koz)
San Dimas	Measured (UG)	Sulphides	2.1	449	5.92	30.6	404.0
	Indicated (UG)	Sulphides	1.8	353	3.80	20.7	223.0
	Measured & Indicated (UG)	**Sulphides**	**3.9**	**405**	**4.94**	**51.3**	**627.0**
Santa Elena	Measured Ermitaño (UG)	Sulphides	0.6	81	4.38	1.6	86.0
	Measured Santa Elena (UG)	Sulphides	0.4	152	1.72	1.9	21.0
	Indicated Ermitaño (UG)	Sulphides	2.3	71	3.45	5.3	256.0
	Indicated Santa Elena (UG)	Sulphides	1.4	163	1.52	7.3	68.0
	Indicated (Leach Pad)	Oxides Spent Ore	0.3	25	0.39	0.3	4.0
	Measured & Indicated (UG + Pad)	**All Mineral Types**	**5.0**	**101**	**2.69**	**16.3**	**435.0**
Jerritt Canyon	Measured (UG)	Sulphides	5.7	--	5.25	--	966.0
	Indicated (UG)	Sulphides	4.5	--	5.42	--	782.0
	Indicated (OP)	Sulphides	0.7	--	3.43	--	78.0
	Measured & Indicated (UG + OP)	**All Mineral Types**	**10.9**	**--**	**5.20**	**--**	**1,827.0**
La Encantada	Indicated (UG)	Oxides	3.3	178	--	18.9	--
	Indicated (Tailings Deposit No. 4)	Oxides	2.5	119	--	9.4	--
	Indicated (UG + Tailings)	**All Mineral Types**	**5.8**	**153**	**--**	**28.3**	**--**
Total	Total Measured	All Mineral Types	8.8	120	5.20	34.1	1,478.0
	Total Indicated	All Mineral Types	16.8	114	2.61	61.8	1,411.0
	Total Measured & Indicated	**All Mineral Types**	**25.6**	**116**	**3.50**	**95.9**	**2,888.0**

Source: Corporate disclosure
Note: First Majestic Mineral Resources are shown inclusive of Mineral Reserves; Refer to Mineral Reserves and Resources endnotes for fulsome disclosure

28

 First Majestic: Mineral Resources – CORE ASSETS (CONTINUED)  29  Mine  Category  Mineral Type  Tonnage  Grades  Metal Content  Mt  Ag (g/t)  Au (g/t)  Ag (Moz)  Au (koz)  San Dimas  Inferred (UG)  Sulphides  4.0  306  3.67  39.0  467.0  Inferred (UG)  Sulphides  4.0  306  3.67  39.0  467.0  Santa Elena  Inferred Ermitaño (UG)  Sulphides  2.0  65  2.34  4.3  154.0  Inferred Santa Elena (UG)  Sulphides  1.3  143  1.55  6.2  67.0  Inferred (Leach Pad)  Oxides Spent Ore  0.1  35  0.66  0.1  1.0  Inferred (UG + Pad)  All Mineral Types  3.4  95  2.01  10.5  222.0  Jerritt Canyon  Inferred (UG)  Sulphides  11.6  --  4.89  --  1,819.0  Inferred (OP)  Sulphides  0.9  --  3.10  --  86.0  Inferred (UG + OP)  Sulphides  12.4  --  4.77  --  1,905.0  La Encantada  Inferred (UG)  Oxides  2.1  204  --  13.9  --  Inferred (Tailings Deposit No. 4)  Oxides  0.4  118  --  1.6  --  Inferred (UG + Tailings)  All Mineral Types  2.5  190  --  15.5  --  Total  Total Inferred (UG + OP)  All Mineral Types  22.4  90  3.61  65.0  2,594.0  Total Inferred (UG + OP)  All Mineral Types  22.4  90  3.61  65.0  2,594.0  Source: Corporate disclosure  Note: Refer to Mineral Reserves and Resources endnotes for fulsome disclosure

FIRST MAJESTIC: MINERAL RESOURCES – NON-CORE ASSETS

Mine	Category	Mineral Type	Tonnage	Grades				Metal Content			
			Mt	Ag (g/t)	Au (g/t)	Pb (%)	Zn (%)	Ag (Moz)	Au (koz)	Pb (Mlbs)	Zn (Mlbs)
San Martin	Measured (UG)	Oxides	0.1	221	0.40	--	--	0.5	1.0	--	--
	Indicated (UG)	Oxides	1.0	277	0.53	--	--	8.5	16.0	--	--
	Measured & Indicated (UG)	**Oxides**	**1.0**	**273**	**0.52**	**--**	**--**	**9.0**	**17.0**	**--**	**--**
	Inferred (UG)	Oxides	2.5	226	0.36	--	--	18.4	29.0	--	--
Del Toro	Indicated (UG)	Sulphides	0.4	193	0.53	3.5%	5.8%	2.7	7.0	34.2	55.7
	Indicated (UG)	Oxides + Transition	0.2	226	0.15	5.0%	--	1.1	1.0	16.7	--
	Indicated (UG)	**All Mineral Types**	**0.6**	**201**	**0.43**	**3.9%**	**4.3%**	**3.8**	**8.0**	**50.9**	**55.7**
	Inferred (UG)	Sulphides	0.5	185	0.25	3.1%	2.7%	3.0	4.0	33.7	29.8
	Inferred (UG)	Oxides + Transition	0.7	182	0.08	3.7%	--	4.0	2.0	56.8	--
	Inferred (UG)	**All Mineral Types**	**1.2**	**183**	**0.15**	**3.5%**	**1.1%**	**7.0**	**6.0**	**90.5**	**29.8**
Total	Total Measured	All Mineral Types	0.1	221	0.40	--	--	0.5	1.0	--	--
	Total Indicated	All Mineral Types	1.6	248	0.49	1.5%	1.6%	12.4	24.0	50.9	55.7
	Total Measured & Indicated	**All Mineral Types**	**1.6**	**247**	**0.49**	**1.4%**	**1.6%**	**12.9**	**25.0**	**50.9**	**55.7**
	Total Inferred	All Mineral Types	3.7	212	0.29	1.1%	0.4%	25.4	35.0	90.5	29.8

Source: Corporate disclosure

Note: Refer to Mineral Reserves and Resources endnotes for fulsome disclosure

FIRST MAJESTIC GATOS SILVER
30

First Majestic: Notes to Mineral RESERVES & RESOURCES  31  Notes to the Mineral Reserve Estimates – Core Assets:  Mineral Reserves have been classified in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) Definition Standards on Mineral Resources and Mineral Reserves, whose definitions are incorporated by reference into NI 43-101.  The Mineral Reserve statement provided in the table has an effective date of December 31, 2023, except for the Santa Elena Leach Pad estimate, which has an effective date of March 11, 2024.  The Mineral Reserve estimates were prepared under the supervision of, or were reviewed by, Brian Boutilier, P.Eng., Internal QP for First Majestic, who is a Qualified Person under NI 43-101.  The Mineral Reserves were estimated from the M&I portions of the Mineral Resource estimates. Inferred Mineral Resources were not considered to be converted into Mineral Reserve estimates.  AgEq is estimated considering metal price assumptions, metallurgical recovery for the corresponding mineral type/mineral process and the metal payable of the selling contract.  Metal prices considered for Mineral Reserve estimates were $22.5/oz Ag and $1,850/oz Au for all sites.  Other key assumptions and parameters include: metallurgical recoveries; metal payable terms; direct mining costs, processing costs, indirect and G&A costs and sustaining costs. These parameters are different for each mine and mining method assumed and are presented in each mine section of the AIF.  A two-step constraining approach has been implemented to estimate Mineral Reserves for each mining method in use: A General Cut-Off Grade (“GC”) was used to delimit new mining areas that will require development of access, infrastructure and all sustaining costs. A second Incremental CutOff Grade (“IC”) was considered to include adjacent mineralized material which recoverable value pays for all associated costs, including but not limited to the variable cost of mining and processing, indirect costs, treatment, administration costs and plant sustaining costs but excludes the access development assumed to be covered by the block above the GC grade.  The cut-off grades, metallurgical recoveries, payable terms and modifying factors used to convert Mineral Reserves from Mineral Resources are different for all mines and are presented in each mine section in the AIF.  Modifying factors for conversion of resources to reserves include consideration for planned dilution which is based on spatial and geotechnical aspects of the designed stopes and economic zones, additional dilution consideration due to unplanned events, materials handling and other operating aspects, and mining recovery factors. Mineable shapes were used as geometric constraints.  Tonnage is expressed in thousands of tonnes; metal content is expressed in thousands of ounces. Metal prices and costs are expressed in USD.  Numbers have been rounded as required by reporting guidelines. Totals may not sum due to rounding.  The technical reports from which the above-mentioned information is derived are cited under the heading "Technical Reports for Material Properties" in First Majestic’s most recent annual information form dated March 31, 2024 (the “AIF”). Further details can be found in the AIF.  Notes to the Mineral Resource Estimates – Core Assets:  Mineral Resource estimates have been classified in accordance with the CIM Definition Standards on Mineral Resources and Mineral Reserves, whose definitions are incorporated by reference into NI 43-101.  The Mineral Resource estimates provided have an effective date of December 31, 2023, except for the Santa Elena Leach Pad estimate, which has an effective date of March 11, 2024.   The Mineral Resource estimates were prepared by the Company’s Internal QPs, who have the appropriate relevant qualifications, and experience in geology and resource estimation.  The Mineral Resource estimates were prepared under the supervision of, or were reviewed by, David Rowe, CPG, Internal QP for First Majestic, who is a Qualified Person under NI 43-101.  Sample data was collected through a cut-off date of December 31, 2023 for the material properties, except for the Santa Elena Leach Pad estimate, which has an effective date of March 11, 2024. All properties account for relevant technical information and mining depletion through December 31, 2023.  Metal prices considered for Mineral Resource estimates were $24.5/oz Ag and $2,000/oz Au.  The cut-off grades and cut-off values used to report Mineral Resource estimates are different for all mines. The cut-off grades, values and economic parameters are listed in the applicable section describing each mine section in the AIF.  M&I Mineral Resource estimates are inclusive of the Mineral Reserve estimates.  Tonnage is expressed in thousands of tonnes; metal content is expressed in thousands of ounces. Totals may not add up due to rounding.  The technical reports from which the above-mentioned information for the material properties is derived are cited under the heading "Technical Reports for Material Properties" in First Majestic’s most recent annual information form dated March 31, 2024. Further details can be found in the AIF.  Source: Corporate disclosure  Notes to the Mineral Resource Estimates – Non-Core Assets:  Mineral Resource estimates have been classified in accordance with the 2014 Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) Definition Standards on Mineral Resources and Mineral Reserves, whose definitions are incorporated by reference into National Instrument NI 43-101.  The Mineral Resource estimates for the other non-material properties were updated December 31, 2020. The estimates were prepared by FMS Internal QPs, who have the appropriate relevant qualifications, and experience in geology and resource estimation. The information provided was compiled by David Rowe, CPG, Internal QP for First Majestic, and reviewed by Gonzalo Mercado, P.Geo. Internal QP for First Majestic.  Sample data was collected through a cut-off date of December 31, 2020, for the three non-material properties.  Metal prices considered for Mineral Resources estimates of the other three non-material properties on December 31, 2020, were $22.50/oz Ag, $1,850/oz Au, $0.90/lb Pb and $1.05/lb Zn.  The cut-off grades and cut-off values used to report Mineral Resources are different for all mines. The cut-off grades, values and economic parameters are listed in the applicable section describing each mine section of the AIF.  Tonnage is expressed in thousands of tonnes, metal content is expressed in thousands of ounces. Totals may not add up due to rounding.

Exhibit 99.3

First Majestic Silver Corp. (TSX:AG)

Gatos Silver, Inc. (NYSE:GATO)

M&A Call – Creating the Leading Intermediate Silver Producer

Thursday, September 5, 2024 8:00 AM PDT

Call Participants

Dale E. Andres
CEO & Director
Gatos Silver, Inc.

Keith N. Neumeyer
President & CEO
First Majestic Silver Corp.

Samir Patel
General Counsel & Corporate Secretary
First Majestic Silver Corp.

Operator

Thank you for standing by. This is the conference operator. Welcome to the First Majestic announces agreement to acquire Gatos Silver conference call.

The conference is being recorded.  I would now like to turn the conference over to Mr. Keith Neumeyer, President and Chief Executive Officer of First Majestic Silver. Keith, please go ahead, sir.

Keith N. Neumeyer
Well, thank you, and welcome, everyone and thanks for joining today's call. A copy of today's news release, I hope all of you have seen it, is posted on our website, and we'll be covering a couple of the highlights from the presentation today. So feel free to listen in, but also look at the website in your leisure if you want further details. I'm joined here today with Gatos CEO, Dale Andres.

Dale E. Andres
Good morning.

Keith N. Neumeyer
And he'll be covering off a number of points today as well, including ourselves. We're doing a joint call today. We also have other members of the First Majestic and Gatos team on the line listening in. But before we proceed, I'd like to introduce Samir Patel, our General Counsel and Corporate Secretary, to provide comments on our forward-looking statements.

Samir Devendra Patel
Thanks, Keith. Before we begin today's call, I would like to note that we will be referring to certain non-GAAP financial measures related to both First Majestic and Gatos Silver. Non-GAAP financial measures are not standardized measures under the financial reporting frameworks of either company. The data is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP or IFRS. We will also be making certain statements regarding First Majestic, Gatos Silver and their respective operations that constitute forward-looking statements in accordance with applicable Canadian and U.S. securities laws. All statements that are not facts, such as statements regarding future estimates and plans or expectations of future performance, constitute forward-looking statements that reflect each company's current views with respect to future events. These statements are necessarily based upon a number of assumptions and estimates that, while considered reasonable, are inherently subject to significant business, economic, competitive, political and social uncertainties and continuities. We encourage you to refer to the cautionary language that was included in the joint news release of First Majestic and Gatos Silver that was disseminated earlier this morning and to the cautionary language at the beginning of today's presentation, a copy of which will be filed on EDGAR with the United States Securities and Exchange Commission after this morning's call. Investors are cautioned against attributing undue certainty or reliance on any forward-looking statements made during today's call. And the company does not intend or assume any obligation to update these forward-looking statements or information, other than as required by law. With that, I will turn the call back to Keith.

Keith N. Neumeyer
Great. Thanks, Samir. Advancing the slides, as you can see, we have a PowerPoint presentation that we're going to go through quickly today and this PowerPoint will be posted on both companies' websites if you care to review them in more detail. We're just going to quickly skim through these. As you can tell by this acquisition or this merger, we're combining 3 world class assets under a single company, of course, Cerro Los Gatos, San Dimas and Santa Elena is what we're referring to. It takes our production close to 32 million ounces of silver-equivalent production per year, of which about 50% of that is silver. And the majority is gold and with the Gatos acquisition we're also bringing lead and zinc into our portfolio. This transaction bolsters our free cash flow quite significantly. It will also combine 2 very strong operating teams together under 1 umbrella, which will be very useful for the future growth of the combined company. We maintain our peer-leading exposure to silver. As I mentioned, 50% of our revenues will be from silver up a little bit from pre-transaction, consolidates a very large land package as well. Cerro Los Gatos adds 103,000 hectares to our portfolio, combined 350,000 hectares, which is 3 very large districts, we would call them, in Mexico. Obviously, the transaction results in a much larger company with a stronger balance sheet, improved trading liquidity and market cap of somewhere around $3 billion and there will be lots of synergies as well. Over time, I'm sure we'll -- with the 2 skill sets combined into one company, I'm sure we'll be finding all kinds of great synergies in the combined business. Dale, do you have any further comments?

Dale E. Andres
Yes. Thanks, Keith, and good morning again, everyone. Today is truly a milestone day for Gatos. And as Keith mentioned, vending Gatos into First Majestic, we believe creates the best-in-class intermediate primary silver producer. When I look at this transaction through the lens of Gatos' shareholders, there is a lot to like. This transaction offers a very reasonable premium and what is even more important for Gatos' shareholders is we will now have exposure to a more diversified production base. And as Keith said, 3 worldclass producing silver mining districts, and this significantly derisks Gatos as we now move from being a single asset producer into being part of a multi-asset and silver-focused producing company and what I think is tremendous exploration potential in 3 unrivaled exploration districts.

Furthermore, our shareholders will now be shareholders in a pro forma company with an improved capital markets presence, as Keith said, significant trading liquidity and combined a very, very healthy financial base to continue to advance the company. Additionally, Keith and his team have operated in Mexico for decades. They understand these types of underground mines, including what we do at Cerro Los Gatos. And I have all the confidence in the world that his team will continue to add value to Cerro Los Gatos and successfully execute on multiple value drivers that exist there and continue to create value for all shareholders as part of the broader First Majestic portfolio. Back over to you, Keith.

Keith N. Neumeyer
Thanks, Dale, and advancing to the next slide, as you can see, there's quite a bit of information on this slide, and I'm not going to read it all. The highlights on this slide are the pro forma ownership between the 2 companies, 62% of the combined entity will be held by current First Majestic shareholders, 38% will be held by current Gatos shareholders. Electrum Group owns 32% of Gatos is in favor and very supportive of the transaction. They're quite excited about the combined entity and moving forward as a team. They'll end up owning 12% of the combined company post-closing. We have unanimous Board and officer support for the transaction. The shareholder meeting will be announced in the next few weeks. We don't know the exact date yet. But we're expecting sometime in late Q4, likely in November at some time, but we'll be putting that data out as soon as we know it and we expect closing sometime in Q1 early in 2025. Moving along. I see on this slide, the combined transaction will have a very strong treasury as a result of the combination. As I mentioned already, the market cap will be substantial. It will be somewhere around $3 billion. Our financial liquidity increases quite nicely to over USD 500 million. So the combined company to the point of this transaction or the point of this slide is really just to show how strong the company will be as a result of the combined companies. Moving to the next slide. Benefits to First Majestic as I covered a little bit, but adds a third very large district to our portfolio, a ton of exploration upside, as Dale mentioned, combine that Santa Elena, San Dimas, we've got a very, very large land package and very underexplored as well as it takes a lifetime to drill out some of these large land packages. But we're very excited and we've done a lot of plans with Cerro Los Gatos to advance it further on and potentially going to expand it, but Dale will cover that on the coming slides. So we're adding about 6 million ounces of silver production and about 9 million silver equivalent ounces, the difference being lead and zinc. Los Gatos is a significant cash flow generator, which we're happy to see, obviously, and I've already covered off the concessions - we'll be adding 103,000 hectares of the land.

And we're combining 2 expert teams together in the combined entity and it's going to enhance our -- I think our capital markets presence and really solidifies our go-forward plan of being a leading producer of silver in the space. Dale?

Dale E. Andres
Thanks, Keith, and I've spoken to some of the benefits to Gatos' shareholders already, but I'll just expand on that. Beyond the 16% premium, Gatos' shareholders are getting very meaningful participation in 2 additional world-class mining districts at Santa Elena and San Dimas. And I will say, I recently had the opportunity and pleasure to visit both of those assets. And I will say they have very experienced and capable operating teams. And more importantly, what I believe to be  tremendous upside potential, particularly on the exploration side. Keith's team has done a terrific job at Santa Elena, growing resources and reserves and together with production. And I'm really excited about the recent discovery that they announced in the Navidad zone at Santa Elena. And we're equally as excited about the long-term potential of the San Dimas district as well. Moving from a single asset company for Gatos to a diversified silver producer with 3 quality districts is a game changer for Gatos, and I believe Gatos' shareholders. The combined company has critical mass. It elevates Gatos to a new capital markets bracket and provides greatly enhanced trading liquidity. Back over to you, Keith.

Keith N. Neumeyer
Thanks, Dale. And if you look at the slide that's on the screen now, this is really the map of Mexico and then all North America as well showing the assets between the 2 companies. You see there quite nicely aligned. They're close, relatively close together. Los Gatos being in Chihuahua, a state we're familiar with. I visited Chihuahua myself a number of times looking at other acquisitions over the last several years, and it's nice to finally be active in that in the mining-friendly state of Chihuahua, and you see the locations of Santa Elena and San Dimas as well. So 3 very large districts, which we're very pleased to have under one umbrella. Obviously, in the United States in Nevada, most of you know, we have the Jerritt Canyon mine in the state of Nevada and also our first mint facility just opened up in the last 6 months or so. Both companies Gatos and First Majestic are located, their head offices are in Vancouver. Any comments, Dale?

Dale E. Andres
No, I'll just say we happen to be in the same building. So it was very easy for me to come up here and have this session with Keith. But no, again, I've been to see both their main assets recently and I can say they're quality assets, and we're excited to be part of this new portfolio. So just continuing on, I'll talk a little bit more about the Cerro Los Gatos asset itself. The mine has been operating since 2019, so for 5 years now. And it's clearly a Tier 1 asset. It produces higher grade silver-bearing lead and zinc concentrates. And for those familiar with the asset, the zinc goes to our Japanese partner for the Akita smelter, and that is Dowa Metals and Mining. Last year, the mine produced more than 14 million silver equivalent ounces and at a very low cost and 64% of our production comes from silver. The facilities are modern. They're well capitalized. We have a proven operating team in place, and we'll continue to drive performance, and I fully expect that to continue going forward. The joint venture holds a very large concession package that's roughly 50 kilometers by 40 kilometers and extend. And we've already got more than 50 individual targets identified within that land package. So it's very prospective. Following the recent discovery and definition of the Southeast Deep Zone over the last 2 years, which we expect to significantly extend mine life,we recently shifted focus to drilling near-mine priority targets as well as other targets across the district. And these would include targets like Portigueño, and San Luis. And we also think there's very good potential below the existing workings adjacent to the Southeast deeps, both in the central zone and Northwest zone, and we have drills turning on those targets today as well. So very excited about the future of Cerro Los Gatos and as being part of this new portfolio going forward for us.

Keith N. Neumeyer
I'll jump into the next slide. So as you can see on this slide, we've got the 3 mines on here, showing their current production. Cerro Los Gatos that's 100% of their attributable ounces. Dowa owns 30%, as I think everyone knows, you can see on a combined entity, how compelling the company looks and compares to its peers in the space and probably a low-cost producer as well. Very happy to see those costs, Obviously, lot to do with grade and just the mill itself, it's actually one of the newest mills, I think, in the entire country of Mexico, I would assume. It's a beautiful facility. And, Dale do you have any further comments?

Dale E. Andres
Yes. I'll just say that the ore body itself is very amenable to low cost and productive mining. We're continuing to drive performance, and I'll speak to that a little bit on the next slide. But we've got a great operating team there. They're continuing to just drive performance in the asset, continuing to elevate targets and achieve those. And the asset itself has very stable free cash flow generation. And we think, obviously, that potential to keep extending that out is there. And it's just a great district. And I'll talk a little bit more about the performance of the operation on the next slide. We can switch. And just as far as the operation itself, we've been exceeding design capacity currently by over 30% with record mill throughput for the past 6 consecutive quarters in a row. The mill does have proven capacity on average over 3,500 tonnes per day or successfully debottlenecking the mine to fill that mill and to fill that capacity. Site operating costs decreased by 9% over the past 3 years, and that's despite inflationary pressures and strengthening of the peso, obviously helped by that increased mill throughput. And the site team just continues to focus on efficiency of our underground workforce and equipment and that includes rebuilding our equipment, which were a good part of the way through. We're sustaining the 3,200 to 3,300 tonne per day rate, and we're further extending that up to 3,500 and beyond in the near term. And I'd just like to highlight one small example. I think there's a lot of synergies with this deal. But one small example of the many synergies we see is in this combination is First Majestic runs and owns their own central maintenance facility and that would now be available for Cerro Los Gatos for future rebuilds of our equipment. Just one of the many smaller examples, but many examples that we think are there for synergies. Back over to you, Keith.

Keith N. Neumeyer
So on this slide here, you'll notice the percentage of revenue from silver. We're moving from 43% to 51%. You can see how we compare against our peers on a silver production basis. We've got a nice uptick in gross margins as a result of the combined entity.

You see the production there of 31 million silver equivalent ounces, of which 15 million is pure silver and how it compares against our peer group. And going to free cash flow, of course, we've covered a lot here, but it is substantial and something we're excited about combining within the First Majestic portfolio. You'll see here the market cap. We've talked about a little already going from the current levels of about 1.6 billion to 2.6 billion or closer to 3 billion, and on our trading volume, our liquidity has always been pretty strong over the years, and it does get an uptick as a result of this acquisition as well. So further daily volume is always nice to see and helpful for future cost of capital. And jumping to the last slide, I'm not going to really cover this much. We pretty well covered all these points already. But really, I think the main point of this whole presentation is really this transaction is very consistent with First Majestic's vision, being one of the leading producers of silver in the world, then this helps us get to our goals and objectives and looking forward to seeing this close early in the year and watching the combined entity evolve as it develops these 3 core assets. Dale, any further comments?

Dale E. Andres
Thanks, Keith, and I'll just reiterate, this friendly acquisition really does represent a great opportunity for Gatos' shareholders, putting together 3 world-class districts with Cerro Los Gatos, Santa Elena and San Dimas. I'm extremely proud of what our team has done at Gatos and what we've accomplished together. I would like to thank our shareholders, in particular, our joint venture partner, Dowa as well, the government, both in Mexico and Chihuahua and our local community and stakeholders. I'm confident that Cerro Los Gatos will continue to thrive together with First Majestic under the combination that we're announcing today. Thanks very much, Keith.

Keith N. Neumeyer
Thanks, Dale. And we won't be taking questions today. I would request if there's anyone on the call that does have questions or comments, you just contact our Investor Relations departments. You can see on the slide here, both First Majestic's and Gatos' information.  Feel free to reach out to either of our Investor Relations team. So I think that's it, Dale.

Dale E. Andres
We will be available.  The same contact information is there, and please refer to our website for more information. Thanks, everyone.

Keith N. Neumeyer
Yes, thanks everyone, for your time and for listening.

Operator
Thank you. This brings today's conference to a close. You may now disconnect your lines, and thank you for participating. Have a pleasant day.